AMENDED AND RESTATED LEASE AGREEMENT
THIS AMENDED AND RESTATED LEASE AGREEMENT AMENDS, RESTATES AND SUPERSEDES IN ITS ENTIRETY THAT CERTAIN LEASE AGREEMENT DATED AS OF AUGUST 22, 2019 (THE “ORIGINAL LEASE”), BY AND BETWEEN TENANT (AS DEFINED BELOW) AND LANDLORD (AS DEFINED BELOW).
THIS AMENDED AND RESTATED LEASE AGREEMENT (this “Lease”) is made this _30_ day of June, 2020, between ARE-SD REGION NO. 38, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Building:	3545 Cray Court, San Diego, California

Premises:
The entire Building containing approximately 118,225 rentable square feet (“RSF”), as determined by Landlord, as shown on Exhibit A. The Premises shall be Delivered (as defined in Section 2 below) to Tenant in two phases as provided in Section 2 below. As used in this Lease, the “Initial Premises” shall mean a portion of the Building containing approximately 54,505 RSF, as shown on Exhibit A and the “Subsequent Premises” shall mean the balance of the Building containing approximately 63,720 RSF, all as shown on Exhibit A.

Project:	The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	See the Schedule of Base Rent attached hereto as Exhibit H.
Rentable Area of Premises: 118,225 RSF
Rentable Area of Project: 118,225 RSF
Tenant’s Share of Operating Expenses: 100% (46.10% with respect to the Initial Premises and 53.90% with respect to the Subsequent Premises)
Security Deposit: $620,681.25
Target Commencement Date: March 22, 2021

Base Term:
Beginning on the Commencement Date and ending 144 months from the first day of the first full month following the Commencement Date. For clarity, if the Commencement Date occurs on the first day of a month, the expiration of the Base Term shall be measured from that date. If the Commencement Date occurs on a day other than the first day of a month, the expiration of the Base Term shall be measured from the first day of the following month.

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.
Address for Rent Payment:    Landlord’s Notice Address:
ARE-SD Region No. 38, LLC    26 North Euclid Avenue
P. O. Box 944439    Pasadena, CA 91101
Cleveland, OH 44194-4439    Attention: Corporate Secretary
Tenant’s Notice Address    Tenant’s Notice Address
Prior to the Commencement Date:    Following the Commencement Date:
9393 Towne Centre Drive, Suite 200    3545 Cray Court
San Diego, California 92121    La Jolla, CA 92121
Attention: Chief Operating Officer    Attention: Chief Operating Officer
With a copy to:    With a copy to:
9393 Towne Centre Drive, Suite 200    3545 Cray Court
San Diego, California 92121    La Jolla, CA 92121
Attention: General Counsel    Attention: General Counsel
The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION	[X] EXHIBIT B - DESCRIPTION OF PROJECT

[X] EXHIBIT C - WORK LETTER	[X] EXHIBIT D - COMMENCEMENT DATE

[X] EXHIBIT E - RULES AND REGULATIONS	[X] EXHIBIT F - TENANT’S PERSONAL PROPERTY

[X] EXHIBIT G - MAINTENANCE OBLIGATIONS	[X] EXHIBIT H - BASE RENT SCHEDULE
[X] EXHIBIT I - BRIDGE SCHEMATIC
1.Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Project to Tenant and Tenant hereby leases the Project from Landlord. From and after the Commencement Date with respect to the Initial Premises and after the Subsequent Premises Commencement Date with respect to the Subsequent Premises through the expiration of the Term, Tenant shall have access to the Building, the Project (including the parking areas of the Project), and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, or the performance by Landlord of any installation, maintenance or repairs for which Landlord is responsible under this Lease, and otherwise subject to the terms of this Lease.
Notwithstanding anything to the contrary contained in this Lease, Tenant and Landlord acknowledge and agree that the effectiveness of this Lease shall be subject to the following condition precedent (“Condition Precedent”) having been satisfied: Landlord shall have obtained the consent to this Lease from the lender that currently holds a mortgage secured by the Project. If the Condition Precedent is not satisfied on or before the date that is 60 days after the mutual execution and delivery of this Lease by the parties, Landlord shall notify Tenant, this Lease shall automatically terminate and: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), and any prepaid Base Rent actually delivered by Tenant shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. Landlord shall have no liability whatsoever to Tenant relating to or arising from the failure of the Condition Precedent to be satisfied.
2.    Delivery; Acceptance of Initial Premises and Subsequent Premises; Commencement Date; Subsequent Premises Commencement Date.
(a)    Landlord shall use reasonable efforts to deliver (“Delivery” or “Deliver”) the Initial Premises to Tenant on or before the Target Commencement Date, with Landlord’s Work (other than the Tenant Improvements in the Subsequent Premises and the Bridge Work (as defined in Section 44(u))) Substantially Completed and in broom clean condition. If Landlord fails to timely Deliver the Initial Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Initial Premises within 150 days of the Target Commencement Date for any reason other than Force Majeure delays and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant: (i) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), and any prepaid Base Rent actually delivered by Tenant shall be returned to Tenant shall be returned to Tenant, and (ii) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 150 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.
The “Commencement Date” shall be the earlier of: (x) the date Landlord Delivers the Initial Premises to Tenant with Landlord’s Work in the Initial Premises Substantially Completed and Landlord’s Work (other than the construction of the Tenant Improvements in the Subsequent Premises and the Bridge Work) substantially completed; and (y) the date Landlord could have Delivered the Initial Premises to Tenant with Landlord’s Work in the Initial Premises Substantially Completed but for Tenant Delays. Landlord shall use reasonable efforts to deliver to Tenant not less than 5 business days advance written notice of the Commencement Date. For the avoidance of doubt, prior to the Subsequent Premises Commencement Date, references in this Lease to the “Premises” shall mean the Initial Premises.
Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to the Initial Premises for a period of 60 days prior to the Commencement Date for Tenant’s installation and setup of cabling, furniture, fixtures and equipment (“FF&E Installation”) in the Initial Premises, provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose. Any access to the Initial Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses.
For the period of 365 consecutive days after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13) serving the Initial Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost. Tenant shall also be entitled to the benefit of any warranties issued to Landlord in connection with the Tenant Improvements in the Initial Premises.
Except as set forth in the Work Letter or as otherwise expressly set forth in this Lease: (A) Tenant shall accept the Initial Premises in their condition as of the Commencement Date; (B) Landlord shall have no obligation for any defects in the Initial Premises; and (C) Tenant’s taking possession of the Initial Premises shall be conclusive evidence that Tenant accepts the Initial Premises and that the Initial Premises were in good condition at the time possession was taken.
(b)    Landlord shall use reasonable efforts to Deliver the Subsequent Premises to Tenant on or before June 25, 2021 (the “Target Subsequent Premises Commencement Date”), with Landlord’s Work in the Subsequent Premises Substantially Completed and in broom clean condition. If Landlord fails to timely Deliver the Subsequent Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Subsequent Premises on or before January 1, 2022, for any reason other than Force Majeure delays and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant: (i) Tenant shall voluntarily surrender the Initial Premises on such date in accordance with all surrender requirements contained in this Lease and in the condition in which Tenant is required to surrender the Premises as of the expiration date of this Lease, (ii) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), and any prepaid Base Rent actually delivered by Tenant shall be returned to Tenant shall be returned to Tenant, and (ii) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. If Tenant does not elect to void this Lease on or before January 5, 2022, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.
The “Subsequent Premises Commencement Date” shall be the earlier of: (x) the date Landlord Delivers the Subsequent Premises to Tenant with the Tenant Improvements in the Subsequent Premises Substantially Completed; and (y) the date Landlord could have Delivered the Subsequent Premises to Tenant with the Tenant Improvements in the Subsequent Premises Substantially Completed but for Tenant Delays.
Subject to the provisions of Section 6 of the Work Letter, Landlord shall permit Tenant access to the Subsequent Premises for a period of 60 days prior to the Subsequent Premises Commencement Date for Tenant’s FF&E Installation in the Subsequent Premises, provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with this Lease and all other reasonable restrictions and conditions Landlord may impose. Any access to the Subsequent Premises by Tenant before the Subsequent Premises Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent or Operating Expenses.
For the period of 365 consecutive days after the Subsequent Premises Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13) serving the Subsequent Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost. Tenant shall also be entitled to the benefit of any warranties issued to Landlord in connection with the Tenant Improvements in the Subsequent Premises.
Except as set forth in the Work Letter or as otherwise expressly set forth in this Lease: (A) Tenant shall accept the Subsequent Premises in their condition as of the Subsequent Premises Commencement Date; (B) Landlord shall have no obligation for any defects in the Subsequent Premises; and (C) Tenant’s taking possession of the Subsequent Premises shall be conclusive evidence that Tenant accepts the Subsequent Premises and that the Subsequent Premises were in good condition at the time possession was taken.
(c)    General. Upon request of Landlord, Tenant shall (absent manifest error) execute and deliver a written acknowledgment of the Commencement Date, the Subsequent Premises Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 40 hereof.
Tenant agrees and acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.
3.    Rent.
(a)    Base Rent. Pursuant to the terms of the Original Lease, Tenant delivered to Landlord the Security Deposit under the Original Lease in the amount of $320,540.00, and delivered the first month’s Base Rent due under the Original Lease in the amount of $320,540.00. The balance of Base Rent due and payable under this Lease for the first full calendar month following the Abatement Period, in the amount of $318,761.69, and the balance of the Security Deposit in the amount of $300,141.25 shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, by electronic transfer to Landlord (including ACH) or at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Landlord shall provide ACH wiring information for Rent payment upon request from Tenant. Tenant shall be entitled to elect its method of payment pursuant to the immediately preceding sentence. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.
Notwithstanding anything to the contrary contained in this Lease, so long as Tenant is not in Default (as defined in Section 20) under this Lease, Tenant shall be entitled to the abatement of (i) Base Rent due with respect to the Initial Premises for the first 17 months following the Commencement Date (the “Initial Premises Abatement Period”), and (ii) Base Rent due with respect to the Subsequent Premises for the first 17 months following the Subsequent Premises Commencement Date (the “Subsequent Premises Abatement Period”). Tenant shall commence paying full Base Rent with respect to the Initial Premises on the date immediately following the expiration of the Initial Premises Abatement Period and shall commence paying Base Rent with respect to the entire Premises on the day immediately following the expiration of the Subsequent Premises Abatement Period. The Initial Premises Abatement Period and the Subsequent Premises Abatement Period may be collectively referred to herein as the “Abatement Period.” Exhibit H attached hereto has assumed that the Commencement Date will occur on the Target Commencement Date and that the Subsequent Premises Commencement Date will occur on the Target Subsequent Premises Commencement Date. For the avoidance of doubt, notwithstanding anything to the contrary reflected on Exhibit H, if either the Commencement Date or the Subsequent Premises Commencement Date occurs on a date other than the Target Commencement Date or the Target Subsequent Premises Commencement Date, as applicable, Tenant will have the benefit of the full Initial Premises Abatement Period commencing on the actual Commencement Date and the full Subsequent Premises Abatement Period with respect to the Subsequent Premises commencing on the actual Subsequent Premises Commencement Date.
(b)    Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) commencing on the Commencement Date with respect to the Initial Premises and on the Subsequent Premises Commencement Date with respect to the Subsequent Premises, Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.
If OAS Landlord (as defined in Section 41), in its sole and absolute discretion, elects to construct any OAS Amenities (as defined in Section 41), Landlord and Tenant acknowledge and agree that, any time after the OAS Amenities Commencement Date (as defined in Section 41), Landlord shall have right to increase the RSF of the Premises (which shall in turn result in a corresponding increase in the Base Rent payable by Tenant under this Lease) by 0.1% for each 1,000 square feet of OAS Amenities constructed at One Alexandria Square up to a maximum of a 5% increase in the RSF of the Premises if 50,000 square feet or more of OAS Amenities are constructed. If Landlord elects to increase the RSF of the Premises pursuant to the immediately preceding sentence, then, commencing on the date that such increase in the RSF becomes effective, Tenant’s obligation to pay the Amenities Fee under Section 41(c) shall terminate. For example, if 40,000 square feet of OAS Amenities is constructed, then the RSF of the Premises (including, without limitation, for the purposes of the calculation of the payment of Base Rent) shall be 122,954 rentable square feet. For the avoidance of doubt, if the RSF of the Premises is increased pursuant to this paragraph, Exhibit H shall be amended to reflect the Base Rent due for the remaining balance of the Base Term based on such increased RSF.
4.    Base Rent Adjustments.
(a)    Annual Adjustments. Base Rent shall be increased during the Base Term pursuant to the Schedule of Base Rent attached hereto as Exhibit H.
(b)    TI Allowance. Landlord shall, subject to the terms of the Work Letter, make available to Tenant the Additional Tenant Improvement Allowance (as defined in the Work Letter). Commencing on the Subsequent Premises Commencement Date and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the portion of the Additional Tenant Improvement Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 8% per annum over the Base Term, which interest shall begin to accrue on the date that Landlord first disburses such Additional Tenant Improvement Allowance or any portion(s) thereof. Notwithstanding anything to the contrary contained herein, Tenant may, at Tenant’s sole election, accelerate or prepay all or any portion of the outstanding and unamortized portion of the Additional Tenant Improvement Allowance that was actually funded by Landlord in full at any time without penalty, in which event the amortizing payments shall be appropriately adjusted. Any of the Additional Tenant Improvement Allowance and applicable interest remaining unpaid as of the expiration or earlier termination of this Lease shall be paid to Landlord in a lump sum at the expiration or earlier termination of this Lease.
5.    Operating Expense Payments. Landlord shall deliver to Tenant a reasonably detailed written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Commencing on the Commencement Date with respect to the Initial Premises and on the Subsequent Premises Commencement Date with respect to the Subsequent Premises, and continuing thereafter on the first day of each month during the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.
The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, (i) Taxes (as defined in Section 9), (ii) capital repairs, replacements and improvements amortized over the lesser of 10 years and the useful life of such capital repairs, replacements and improvements, (iii) following the completion of the Bridge Work, the costs for maintenance, repair and replacements with respect to the Bridge and related improvements,(iv) all costs and expenses (including, without limitation, any subsidies which OAS Landlord may provide in connection with the OAS Amenities) incurred or accrued in connection with the OAS Amenities (with respect to which Tenant shall be responsible for Tenant’s share of such costs, which share shall be calculated using the RSF of the Project as the numerator and the aggregate RSF of the Project, the OAS Project, and those buildings located at 3033 Science Park Road, 3013 Science Park Road, 3115 Merryfield Row and 3215 Merryfield Row, as the denominator; provided, however, that in no event shall Tenant’s pro rata share of the OAS Amenities exceed 12.28%) and (v) the costs of Landlord’s third party property manager (not to exceed 1% of Base Rent) or, if there is no third party property manager, administration rent in the amount of 1% of Base Rent (provided that during the Abatement Period, Tenant shall nonetheless be required to pay administration rent each month equal to the amount of the administration rent that Tenant would have been required to pay in the absence of there being an Abatement Period)), excluding only:
(a)    the original construction costs of the Project and renovation prior to the date of this Lease and costs of correcting defects in such original construction or renovation;
(b)    capital expenditures for expansion or reconfiguration of the Project;
(c)    interest, principal or any other payments under any Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;
(d)    depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses and amortized pursuant to this Section 5);
(e)    salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part (and, if in part, then on a pro rata basis based on the amount of time devoted to the Project) to the operation, management, maintenance or repair of the Project;
(f)    general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;
(g)    costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;
(h)    costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors of any provision of this Lease or any Legal Requirement (as defined in Section 7);
(i)    penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;
(j)    overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;
(k)    costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;
(l)    transaction costs incurred in the sale or refinancing of the Project;
(m)    costs of repairs directly resulting from the gross negligence or willful misconduct of Landlord or any Landlord Insured Parties (as defined in Section 17);
(n)    any costs incurred to remove, study, test or remediate Hazardous Materials known to exist in or about the Building or the Project prior to the Commencement Date (provided, however, that the foregoing is in no event intended to limit Tenant’s obligations under Section 28 or Section 30 of this Lease);
(o)    the cost of installing or upgrading any utility metering for any part of the Project;
(p)    net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;
(q)    any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by any other person;
(r)    costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;
(s)    costs incurred in the sale or refinancing of the Project;
(t)    franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;
(u)    reserves;
(v)    subject to the terms of Section 14, a property management fee in excess of 1% of Base Rent (Tenant acknowledges and agrees that wages for Landlord’s (or its affiliates) employees including, without limitation, property manager and bookkeeping wages, are not included within the scope of the 1% management fee and may be passed through as part of Operating Expenses subject to the terms of this Section 5); and
(w)    any capital repairs, replacements and improvements except to the extent as amortized in accordance with clause (ii) above.
Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be entitled to collect Operating Expenses from Tenant in excess of 100% of the total Operating Expenses actually incurred or accrued by Landlord nor shall Landlord be entitled to make any profit from Landlord’s collection of Operating Expenses. Notwithstanding anything to the contrary contained herein, (A) if Tenant’s Share of any insurance deductible payable by Tenant to Landlord as part of Operating Expenses under this Lease exceeds $25,000, Tenant may, at Tenant’s option, pay the same to Landlord (i) in full at the time the deductible expense is incurred by Landlord or (ii) fully amortized (with interest) in equal monthly installments over the remaining Term and (B) all Operating Expenses accounting shall be generally consistently applied from year to year.
Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.
The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have a regionally or nationally recognized independent public accounting firm selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.
“Tenant’s Share” shall be the percentage set forth on the first page of this Lease. Landlord and Tenant agree that the rentable square footage of the Premises shall not be subject to re-measurement by either party during the Term. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”
Following the first calendar year during which the Subsequent Premises Commencement Date occurs, that part of Operating Expenses which is comprised of Controllable Operating Expenses (as defined below) shall, during the Base Term, be increased by no more than 5% per year. Such limitation of 5% per year on increases shall be cumulative year to year, so that if in any year the increase in cumulative Operating Expenses is more or less than 5%, then the difference between 5% and the actual percentage increase in that year may be carried forward to any future year, and may be applied in such future year to increase the actual percentage increase (even if more than 5% for such year) subject to the limitation that Controllable Operating Expenses shall not have increased by more than 5% compounded annually since the beginning of the Term. “Controllable Operating Expenses” shall mean those Project Operating Expenses for which increases are reasonably within the control of Landlord, and shall specifically not include, without limitation, Taxes, assessments, refuse and or trash removal, insurance, collectively bargained union wages, electricity and other utilities. There shall be no limitation on the amount of increase from year to year on Project Operating Expenses which are not Controllable Operating Expenses.
6.    Security Deposit. Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance reasonably satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by Silicon Valley Bank or another FDIC-insured financial institution reasonably satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 business days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit in accordance with the terms of this Lease, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.
Landlord and Tenant acknowledge and agree that Tenant previously delivered to Landlord a Letter of Credit in the amount of $320,540.00. Concurrently with Tenant’s delivery of an executed copy of this Lease to Landlord, Tenant shall deliver to Landlord either, (a) a replacement Letter of Credit in the amount of $620,681.25, or (b) a supplement to the existing Letter of Credit increasing the amount of the existing Letter of Credit by $300,141.25 for a total of $620,681.25.
If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.
7.    Use. The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Landlord hereby acknowledges that the use that Tenant has disclosed to Landlord that Tenant will be making of the Premises as of the Commencement Date will not result in the voidance of or an increased insurance risk with respect to the insurance currently being maintained by Landlord. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending to areas outside the Project. Tenant shall not place any machinery or equipment which will overload the floor in or upon the Premises or transport or move such items in the Project elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project.
Notwithstanding anything to the contrary contained in this Lease, Landlord shall be responsible, at Landlord’s sole cost and expense (but subject to the terms of the Work Letter regarding Excess TI Costs) and not as an Operating Expense, for the compliance of the Initial Premises and the Project with applicable Legal Requirements (including the ADA) as of the Commencement Date and for the compliance of the Subsequent Premises with applicable Legal Requirements (including the ADA) as of the Subsequent Premises Commencement Date, but regardless of when such lack of compliance is discovered. Subject to the terms of the immediately preceding sentence, following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s specific use of the Premises or Tenant’s Alterations) make any alterations or modifications to the exterior of the Building that are required by Legal Requirements. Except as provided in the two immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations. In no event shall Tenant’s Alterations include the Tenant Improvements (as defined in the Work Letter) constructed pursuant to the Work Letter. Notwithstanding any other provision herein to the contrary (other than the first sentence of this paragraph), Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement related to Tenant’s use or occupancy of the Premises or Tenant’s Alterations.
Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees, at no material cost or expense to Tenant, to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.
8.    Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly Base Rent shall be equal to 150% of the Base Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over beyond the date that is 30 days after the expiration or earlier termination of the Term, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.
9.    Taxes. Landlord shall pay, as part of Operating Expenses (except to the extent the cost thereof is expressly excluded from Operating Expenses pursuant to Section 5 hereof), all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s reasonable determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord within 30 days after Tenant’s receipt of demand therefor from Landlord.
10.    Parking. Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the exclusive use of all of the parking spaces at the Project, which Tenant may, at its election, subject to applicable requirements of the City of San Diego and Landlord’s reasonable approval, mark as being available exclusively for Tenant’s use. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. Notwithstanding the foregoing, prior to the Subsequent Premises Commencement Date, Tenant shall only have the use of the parking spaces identified on Exhibit A attached hereto as “The Parking Available to Tenant.” After the Subsequent Premises Commencement Date, Landlord shall not make changes to the parking areas of the Project without the prior approval of Tenant (which approval shall not be unreasonably withheld), except to the extent required by Legal Requirements.
Subject to compliance with Legal Requirements, Landlord shall install 16 electric vehicle charging stations in the parking areas of the Project, which shall be available exclusively for Tenant’s use. Landlord shall use its reasonable good faith efforts to complete the installation of such vehicle charging stations within 3 months after the Commencement Date. Landlord and Tenant acknowledge and agree that the costs attributable to the installation of the infrastructure for 8 of the electric vehicle charging stations shall be paid for by Landlord. The balance of the costs attributable to the electric vehicle charging stations shall be payable out of the TI Fund (as defined in the Work Letter).
11.    Utilities, Services. Commencing on the Commencement Date, Tenant shall contract directly with utility providers for all water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), janitorial, and refuse and trash collection (“Utilities”) required and/or utilized by Tenant during the Term. Tenant shall pay directly to such Utility providers prior to delinquency for all such Utilities furnished to Tenant or the Project during the Term and shall pay for all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. To the extent that any Utilities, maintenance charges for Utilities, any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, or any taxes, penalties, surcharges or similar charges are paid for by Landlord, Tenant shall reimburse Landlord for such costs as Operating Expenses. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease, or the abatement of Rent. Notwithstanding anything to the contrary contained herein, for the period commencing on the Commencement Date through the day immediately preceding the Subsequent Premises Commencement Date, Landlord shall be responsible out of the TI Fund for the portion of the cost of the Utilities furnished to the Project during such period equitably attributable to Landlord’s construction of the Tenant Improvements in the Subsequent Premises.
Tenant shall have the right to use the existing emergency generator at the Project (which is designed to have a capacity of 1,250kW) (the “Emergency Generator”). During the period commencing on the mutual execution of this Lease by the parties through the Commencement Date, Landlord shall run the emergency generator no less frequently than once per month for a period of 15 minutes for the purpose of determining whether it operates when started. Except as expressly provided in the immediately preceding sentence, Landlord shall have no obligation with respect to any maintenance, repair or, except as otherwise expressly provided in this paragraph, replacements with respect to the Emergency Generator or any future emergency generator and Tenant shall be responsible for the maintenance, repair and replacement of the Emergency Generator and any future emergency generator during the Term in accordance with the terms of Section 14 below. Landlord makes no representation or warranty with respect to the condition of the Emergency Generator or with respect to suitability of the Emergency Generator for Tenant’s use. Upon written request from Tenant, Landlord shall transfer to Tenant any permits then being held by Landlord, if any, required for the operation of the Emergency Generator by Tenant following the Commencement Date. If Tenant reasonably determines during the Base Term that the Emergency Generator needs to be replaced in order for Tenant to continue to operate in the Premises, then prior to any replacement of the Emergency Generator, Tenant may submit a written request to Landlord (the “Generator Replacement Request”) for Landlord’s approval of the replacement of the Emergency Generator. The Generator Replacement Request delivered by Tenant to Landlord shall (a) identify the reason that the replacement of the Emergency Generator is required and include supporting documentation evidencing the need for the replacement as opposed to a repair, (b) identify the make, model and specifications of the replacement emergency generator, (c) include the anticipated schedule for the replacement, (d) identify the identity of the contractors that will perform the replacement (which contractors shall be reasonably acceptable to Landlord), which performance shall be subject to contracts reasonably acceptable to Landlord which identify Landlord as a third party beneficiary of such contracts and any warranties issued in connection with such contracts, and (e) the cost of the replacement emergency generator. Subject to Landlord’s review of the Generator Replacement Request and, if desired by Landlord, Landlord’s inspection of the Emergency Generator, Landlord shall make a determination regarding the Generator Replacement Request within 30 days after Landlord’s receipt of the Generator Replacement Request. If Landlord approves (which approval shall not be unreasonably withheld, conditioned or delayed), the Generator Replacement Request, Landlord shall reimburse Tenant for the cost of the replacement of the Emergency Generator (not to exceed the amount set forth in the Generator Replacement Request) within 30 days after Tenant’s delivery to Landlord of (i) a request for payment including evidence of payment of such cost, and (ii) unconditional lien releases from the contractors performing such replacement of the Emergency Generator. On the first day of the first full calendar month following Landlord’s reimbursement to Tenant of the cost of the Emergency Generator replacement (including the cost to purchase the replacement generator), Tenant shall commence paying on a monthly basis through the expiration of the Term, as part of Operating Expenses, the amount required to amortize the cost of such replacement of the Emergency Generator over the useful life of the replacement Emergency Generator (as reasonably determined by Landlord taking into account all relevant factors). If Landlord does not approve the replacement of the Emergency Generator (the approval of which shall not be unreasonably withheld, conditioned or delayed), Landlord shall deliver written notice to Tenant of such refusal along with the reason for such refusal. If Landlord does not approve Tenant’s Generator Replacement Request, (x) Tenant may replace the Emergency Generator at its own cost, or (y) Landlord and Tenant shall cooperate in good faith to develop an alternative scope of work to address the repairs needed to the Emergency Generator reasonably acceptable to Landlord and Tenant.
If required pursuant to applicable Legal Requirements, Tenant agrees to provide Landlord with access to Tenant’s water and/or energy usage data on a monthly basis, either by providing Tenant’s applicable utility login credentials to Landlord’s Measurabl online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data shall be included as part of Operating Expenses.
Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the gross negligence or willful misconduct of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 5 consecutive days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 5 day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services. For purposes hereof, the term “Essential Services” shall mean the following services: HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide the same to Tenant under this Lease.
12.    Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration adversely affects the Building structure or Building Systems and shall not be otherwise unreasonably withheld. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $150,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Except with respect to Notice-Only Alterations, Tenant shall pay to Landlord, as Additional Rent, on demand, an amount equal to the reasonable out-of-pocket costs incurred by Landlord with respect to each Alteration. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.
Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration for which “as-built” plans are available.
Except for Tenant’s Property (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord shall, if requested in writing by Tenant, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice-Only Alteration, notify Tenant whether Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.
For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing (which agreement shall not be unreasonably withheld, conditioned or delayed) to be included on Exhibit F in the future, (y) ”Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) ”Installations” means all property of any kind paid for out of the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.
Except as otherwise provided in Section 42, Tenant shall not be required to remove or restore the Tenant Improvements (as defined in the Work Letter) at the expiration or earlier termination of this Lease, nor shall Tenant have the right to remove any of the Tenant Improvements at any time except as otherwise provided in this Section 12.
13.    Landlord’s Repairs. Landlord, as an Operating Expense (except to the extent the cost thereof is excluded from Operating Expenses pursuant to pursuant to Section 5 hereof or except as otherwise expressly set forth in the fourth full paragraph of Section 2(a) of this Lease and/or the fourth full paragraph of Section 2(b) of this Lease), shall, subject to the second paragraph of Section 14 below, maintain the (a) Building structure (including the roof), (b) all exterior, parking and other areas outside the Building, and (c) the HVAC, electrical, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded. Subject to the provisions of the penultimate paragraph of Section 17, losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, give Tenant 5 business days advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Landlord shall use reasonable efforts to coordinate any planned stoppages of Building Systems with Tenant to minimize interference with Tenant’s operations in the Premises during any such planned stoppages of Building Systems. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.
14.    Tenant’s Repairs Subject to Section 13 hereof (and except as otherwise expressly set forth in the fourth full paragraph of Section 2(a) of this Lease and the fourth full paragraph of Section 2(b) of this Lease), Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party.
Notwithstanding anything to the contrary contained in this Lease, as of the Commencement Date with respect to the Initial Premises and as of the Subsequent Premises Commencement Date with respect to the balance of the Project, the maintenance and repair obligations for the Premises and the Project shall be allocated between Landlord and Tenant as set forth on Exhibit G attached hereto. The maintenance obligations allocated to Tenant pursuant to Exhibit G (the “Tenant Maintenance Obligations”) shall be performed by Tenant at Tenant’s sole cost and expense. The Tenant Maintenance Obligations shall include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord upon Landlord’s written request, for and with contractors reasonably acceptable to Landlord specializing and experienced in the respective Tenant Maintenance Obligations. Notwithstanding anything to the contrary contained herein, the scope of work of any such contracts entered into by Tenant pursuant to this paragraph shall, at a minimum, comply with manufacturer’s recommended maintenance procedures for the optimal performance of the applicable equipment. Landlord shall, notwithstanding anything to the contrary contained in this Lease, have no obligation to perform any Tenant Maintenance Obligations. The Tenant Maintenance Obligations shall not include the right or obligation on the part of Tenant to make any structural and/or capital repairs or improvements to the Project, and Landlord shall continue, as part of Operating Expenses (except as otherwise expressly excluded from Operating Expenses pursuant to Section 5 and except as otherwise expressly set forth in the fourth full paragraph of Section 2(a) of this Lease and the fourth full paragraph of Section 2(b) of this Lease), to be responsible as provided in Section 13 for capital repairs and replacements required to be made to the Project. If Tenant fails to maintain any portion of the Project for which Tenant is responsible as part of the Tenant Maintenance Obligations in a manner reasonably acceptable to Landlord within the requirements of this Lease (each, a “Maintenance Obligation Failure”), Landlord shall have the right, but not the obligation, to provide Tenant with written notice thereof. If Tenant does not cure such Maintenance Obligation Failure within 10 business days (unless the nature of such repair or maintenance is such that longer than 10 business days is reasonably required to cure, in which case Tenant shall have additional time so long as Tenant is diligently pursuing such cure) of Landlord’s written notice, Landlord shall provide to Tenant with a second written notice stating that Tenant’s failure to cure its Maintenance Obligation Failure within 5 days after Tenant’s receipt of the second notice may result in Landlord assuming the maintenance obligation with respect to which the Maintenance Obligation Failure exists. Landlord and Tenant acknowledge and agree that (a) the administrative rent of 1% of Base Rent provided for in Section 5 assumes Tenant continues to maintain the portions of the Project for which Tenant is responsible as part of the Tenant Maintenance Obligations in a manner reasonably acceptable to Landlord within the requirements of this Lease as provided in this Section 14, and (b) if at any time during the Term, Landlord assumes any or all of the Tenant Maintenance Obligations as provided for in the immediately preceding sentence, then such administrative rent shall be increased to 3% of Base Rent. If Landlord has assumed any of Tenant Maintenance Obligations pursuant to the terms of this paragraph, either Landlord or Tenant may elect, upon not less than 30 days written notice to the other, to have Landlord assume the balance of the Tenant Maintenance Obligations and Tenant shall not be required to perform any of the Tenant Maintenance Obligations following such date.
15.    Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.
16.    Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of use or occupancy of the Premises or the Project (including, without limitation, any act, omission or neglect by Tenant or any Tenant’s Parties in or about the Premises or at the Project) or the a breach or default by Tenant in the performance of any of its obligations hereunder, unless to the extent caused by the willful misconduct or gross negligence of Landlord Indemnified Parties. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.
17.    Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.
Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $4,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies regardless of limits). Tenant shall (i) provide Landlord with 30 days’ advance written notice of cancellation of such commercial general liability policy, and (ii) require Tenant’s insurer to endeavor to provide 10 days’ advance written notice of cancellation of such commercial general liability policy. Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant prior to (i) the earlier to occur of (x) the Commencement Date, or (y) the date that Tenant accesses the Premises under this Lease, and (ii) each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy; provided, however, that such per location endorsement shall not be required for so long as the Premises is the only location in which Tenant is conducting business. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.
In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.
The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.
Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or insurance consultants; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.
18.    Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 45 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 9 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 60 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 60 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.
Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, any repairs or restoration Tenant wishes to have performed that are not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable (as reasonably determined by Tenant) for the temporary conduct of Tenant’s business for the Permitted Use. In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.
The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.
19.    Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.
20.    Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:
(a)    Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 business days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.
(b)    Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.
(c)    Abandonment. Tenant shall abandon the Premises. Tenant shall not be deemed to have abandoned the Premises if (i) Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, Tenant completes Tenant’s obligations with respect to the Surrender Plan in compliance with Section 28, (ii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iii) Tenant continues during the balance of the Term to satisfy all of its obligations under this Lease as they come due.
(d)    Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.
(e)    Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant’s receipt of notice of any such lien is filed against the Premises.
(f)    Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
(g)    Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second notice requesting such document.
(h)    Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.
Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 120 days from the date of Landlord’s notice.
21.    Landlord’s Remedies.
(a)    Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.
(b)    Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge. Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.
(c)    Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
(i)    Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor;
(ii)    Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:
(A)    The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(B)    The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(C)    The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(D)    Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
(E)    At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.
The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate. As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.
(iii)    Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.
(iv)    Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
(v)    Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.
(d)    Effect of Exercise. Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.
22.    Assignment and Subletting.
(a)    General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.
(b)    Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as hereinafter defined), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting, which approval shall not be unreasonably withheld, conditioned or delayed), (ii) refuse such consent, in its reasonable discretion; or (iii) terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances:  (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) intentionally omitted; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) intentionally omitted; (10) intentionally omitted; or (11) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment. In addition, notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord (unless Tenant is prohibited from providing such notice by confidentiality or Legal Requirements in which case Tenant shall notify Landlord promptly thereafter) but without obtaining Landlord’s prior written consent (and without triggering any Assignment Termination), to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) if, following such assignment, the Tenant under this Lease is an entity other than Mirati Therapeutics, Inc., a Delaware corporation, such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”
(c)    Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:
(i)    that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and
(ii)    A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.
(d)    No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Except in connection with a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, marketing expenses, legal costs, tenant improvement allowances, and any design or construction fees directly related to and required pursuant to the terms of any such sublease (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.
(e)    No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.
(f)    Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.
23.    Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that, to Tenant’s actual knowledge. there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.
24.    Quiet Enjoyment. So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.
25.    Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.
26.    Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable nondiscriminatory rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If at any time there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.
27.    Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate nondisturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.
Landlord agrees to use reasonable efforts to cause the Holder of the existing Mortgage to enter into a subordination, non-disturbance and attornment agreement (“SNDA”) with Tenant with respect to this Lease. The SNDA shall be on the form proscribed by the Holder and Tenant shall pay the Holder’s fees and costs in connection with obtaining such SNDA; provided, however, that Landlord shall request that Holder make any reasonable changes to the SNDA requested by Tenant. Landlord’s failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) despite such efforts shall not be a default by Landlord under this Lease.
28.    Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (i.e., for all of the same uses permitted at the Project prior to the date of this Lease) (the “Decommissioning and HazMat Closure Plan”). Such Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Decommissioning and HazMat Closure Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional nonproprietary information concerning Tenant HazMat Operations as Landlord shall reasonably request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Decommissioning and HazMat Closure Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.
If Tenant shall fail to prepare or submit a Decommissioning and HazMat Closure Plan approved by Landlord, or if Tenant shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.
Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.
29.    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
30.    Environmental Requirements.
(a)    Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this Lease shall not apply to (i) contamination in the Premises which Tenant can prove existed in the Premises immediately prior to the Commencement Date, (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove migrated from outside of the Premises into the Premises, or (iii) caused by Landlord or any Landlord’s employees, agents and contractors, unless in any case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.
(b)    Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Upon Landlord’s request, or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Decommissioning and HazMat Closure Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become known to or possessed by Tenant’s competitors.
(c)    Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.
(d)    Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises if there is violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such nonproprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, nonconfidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing (for which Tenant is responsible under this Section 30) in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.
(e)    Control Areas. Tenant shall have the use of 100% of the control areas in the Building.
(f)    Underground Tanks. Tenant shall have no right to use or install any underground or other storage tanks at the Project.
(g)    Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials for which Tenant is responsible under this Section 30 (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Decommissioning and HazMat Closure Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.
(h)    Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.
31.    Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.
All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.
32.    Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 2 business days’ advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating that the Project is available for sale and/or, during the last year of the Term, stating that the Premises are available to let. Landlord may grant easements, make public dedications, create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use or materially, adversely affects Tenant’s occupancy of or access to or from the Premises, or, other than on a temporary basis, materially, adversely affects Tenant’s parking rights under Section 10, other than on a temporary basis. At Landlord’s request, Tenant shall execute such commercially reasonable instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to have a representative of Tenant escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder. Notwithstanding anything to the contrary set forth in this Lease, Tenant may designate by prior written notice to Landlord certain limited areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with 10 days’ prior written notice of the specific date and time of such Landlord inspection.
Subject to the terms of this Section 32, Landlord may from time to time during the Term, during regular business hours and/or otherwise at times mutually acceptable to Landlord and Tenant, conduct third party tours of the Premises (“Tours”), which Tours may be held with not less than 2 business day’s advance notice.
33.    Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.
34.    Force Majeure. Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays (nor shall such delays constitute a Default under this Lease) in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, local, regional or national health epidemic or pandemic (including COVID-19), delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond their reasonable control (“Force Majeure”).
35.    Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Cushman & Wakefield and CBRE. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
36.    Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.
37.    Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.
38.    Signs; Exterior Appearance. Tenant shall have the exclusive right to install and display signs anywhere on or about the Building or Project, subject to any and all applicable Legal Requirements. Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance of all signs and for the removal of all of Tenant’s signs at the expiration or earlier termination of this Lease and for the repair of all damage resulting from such removal. Notwithstanding anything to the contrary contained in this Section 38, provided that Tenant’s signage on any monument sign(s) serving the Project is more prominent, Tenant acknowledges that Landlord shall have the right to include the name and/or logo of Landlord or Alexandria Real Estate Equities, Inc., on such monument sign(s).
39.    Intentionally Omitted.
40.    Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:
(a)    Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of this Lease or the expiration of the first Extension Term.
Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in Class A laboratory/office buildings in the Torrey Pines submarket of San Diego for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, views, available amenities (including, without limitation, The Alexandria Amenities (as defined in Section 41 below)), age of the Building, age of mechanical systems serving the Premises, parking costs, leasing commissions, allowances or concessions, if any. In addition, Landlord may impose a market rent for the parking rights provided hereunder.
If, on or before the date which is 240 days prior to the expiration of the Base Term of this Lease or the expiration of the prior Extension Term, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the applicable Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of this Lease for the Extension Term.
(b)    Arbitration.
(i)    Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.
(ii)    The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by 103% until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.
(iii)    An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater San Diego metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater San Diego metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.
(c)    Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.
(d)    Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights:
(i)    during any period of time that Tenant is in Default under any provision of this Lease; or
(ii)    if Tenant has been in Default (beyond any applicable notice a cure periods) under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.
(e)    No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.
(f)    Termination. The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.
41.    Regional Amenities.
(a)    The Alexandria. ARE-SD Region No. 17, LLC, a Delaware limited liability company (“The Alexandria Landlord”) is the owner of that certain amenity building located at 10996 Torreyana Road, San Diego, California (“The Alexandria”). As of the date of this Lease, the amenities at The Alexandria are anticipated to include, without limitation, shared conference facilities, a fitness center and restaurant (collectively, the “Alexandria Amenities”). The Alexandria Amenities are available for non-exclusive use by (a) Tenant, (b) intentionally omitted, (c) Landlord, (d) the tenants of The Alexandria Landlord, (e) The Alexandria Landlord, (f) other affiliates of Landlord, The Alexandria Landlord and Alexandria Real Estate Equities, Inc. (“ARE”), (g) the tenants of such other affiliates of Landlord, The Alexandria Landlord and ARE, and (h) any other parties permitted by The Alexandria Landlord (collectively, “Users”). Landlord, The Alexandria Landlord, ARE, and all affiliates of Landlord, Alexandria Landlord and ARE may be referred to collectively herein as the “ARE Parties.” Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that The Alexandria Landlord shall have the right, at the sole discretion of The Alexandria Landlord, to not make the Alexandria Amenities available for use by some or all currently contemplated Users (including Tenant). The Alexandria Landlord shall have the sole right to determine all matters related to the Alexandria Amenities including, without limitation, relating to the reconfiguration, relocation, modification or removal of any of the Alexandria Amenities and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Alexandria Amenities. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the availability of the Alexandria Amenities and that Tenant is not entering into this Lease relying on the continued availability of the Alexandria Amenities to Tenant.
(b)    One Alexandria Square. Following the Effective Date, certain affiliates of Landlord (collectively, “OAS Landlord”) may construct certain amenities as part of the redevelopment of that certain project which may be known as “One Alexandria Square,” which consists of the land and those certain buildings located at 3010 Science Park Road, 10931 North Torrey Pines Road, 10933 North Torrey Pines Road, and 10975 North Torrey Pines Road, which amenities may include shared conferencing facilities, a fitness center and/or a restaurant (individually or collectively, the “OAS Amenities”) for the non-exclusive use Users. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that OAS Landlord shall have the right, at the sole discretion of OAS Landlord, to construct any OAS Amenities desired by OAS Landlord at One Alexandria Square but not make all or a portion of such OAS Amenities available for use by some or all currently contemplated Users. OAS Landlord shall have the sole right to determine all matters related to the OAS Amenities including, without limitation, relating to the type, design and construction thereof. Tenant acknowledges and agrees that Landlord has not made any representations or warranties regarding the development of any of the OAS Amenities and that Tenant is not entering into this Lease relying on the construction and completion of the OAS Amenities or with an expectation that the OAS Amenities will ever be constructed and/or made available to Tenant. The Alexandria Amenities and the OAS Amenities may be referred to herein collectively as the “Regional Amenities.”
(c)    License. Commencing (i) with respect to the Alexandria Amenities on the Commencement Date with respect to the Initial Premises and on the Subsequent Premises Commencement date with respect to the Subsequent Premises, and (ii) with respect to the OAS Amenities on the date that all or a portion of the OAS Amenities are made available for use by Users (the “OAS Amenities Commencement Date”), and so long as the Project along with The Alexandria and One Alexandria Square, respectively, continue to be owned by affiliates of ARE, Tenant (and, subject to Landlord’s approval, which may be granted or withheld in Landlord’s reasonable discretion with respect to each prospective subtenant, the subtenants of Tenant) shall have the non-exclusive right to the use of the available Alexandria Amenities and OAS Amenities, respectively, in common with other Users pursuant to the terms of this Section 41. Fitness center passes shall be issued to Tenant for all full time employees of Tenant employed at the Premises. Commencing on the Commencement Date, subject to the terms of Section 3(b) above, Tenant shall commence paying Landlord a fixed fee during the Base Term equal to $2.16 per RSF of the Premises per year (“Amenities Fee”), which Amenities Fee shall by payable on the first day of each month during the Term whether or not Tenant elects to use any or all of the Regional Amenities. The Amenities Fee shall be increased annually on each anniversary of the Commencement Date by 3%. If all of the then-existing Regional Amenities become materially unavailable for use by Tenant (for any reason other than a Default by Tenant under this Lease or the default by Tenant of any agreement(s) relating to the use of the Regional Amenities by Tenant) for a period in excess of 90 consecutive days, then, commencing on the date that the then-existing Regional Amenities in their entirety become materially unavailable for use by Tenant and continuing for the period that the then-existing Amenities in their entirety remain materially unavailable for use by Tenant, the Amenities Fee then-currently payable by Tenant shall be abated.
(d)    Shared Conference Facilities. Use by Tenant of any shared conference facilities and/or restaurant(s) at The Alexandria or One Alexandria Square shall be in common with other Users with scheduling procedures reasonably determined by The Alexandria Landlord, the OAS Landlord or the then-designated operators of the applicable shared conference facilities (in either case, the “Event Operator”). Tenant’s use of the shared conference facilities shall be subject to the payment by Tenant to The Alexandria Landlord, the OAS Landlord or the Event Operator, as applicable, of a fee equal to the quoted rates for the usage of the shared conference facilities at The Alexandria or One Alexandria Square, as applicable, in effect at the time of Tenant’s scheduling. Tenant’s use of the conference rooms in the shared conference area shall be subject to availability and The Alexandria Landlord and/or the OAS Landlord (or, if applicable, Event Operator) reserve the right to exercise its reasonable discretion in the event of conflicting scheduling requests among Users. Tenant hereby acknowledges that (i) Biocom/San Diego, a California non-profit corporation (“Biocom”) has the right to reserve the shared conference facilities and any reservable dining area(s) included within the Alexandria Amenities for up to 50% of the time that such shared conference facilities and reservable dining area(s) are available for use by Users each calendar month, and (ii) Illumina, Inc., a Delaware corporation, has the exclusive use of the main conference room within the shared conference facilities at The Alexandria for up to 4 days per calendar month.
Tenant shall be required to use the food service operator(s) designated by The Alexandria Landlord at The Alexandria or the OAS Landlord at One Alexandria Square (as applicable, the “Designated Food and Beverage Operator”) for any food and/or beverage service or catered events held by Tenant in the shared conference facilities. The Alexandria Landlord and the OAS Landlord have the right, in their sole and absolute discretion, to change the Designated Food and Beverage Operator at any time. Tenant may not use any vendors other than the Designated Food and Beverage Operator nor may Tenant supply its own food and/or beverages in connection with any food and/or beverage service or catered events held by Tenant in the shared conference facilities.
Tenant shall, at Tenant’s sole cost and expense, (i) be responsible for the set-up of the shared conference facilities in connection with Tenant’s use (including, without limitation ensuring that Tenant has a sufficient number of chairs and tables and the appropriate equipment), and (ii) surrender the shared conference facilities after each time that Tenant uses the shared conference facilities free of Tenant’s personal property, in substantially the same set up and same condition as received, and free of any debris and trash. If Tenant fails to restore and surrender the shared conference facilities as required by sub-section (ii) of the immediately preceding sentence, such failure shall constitute a “Shared Facilities Default.” Each time that Landlord, The Alexandria Landlord or OAS Landlord, as applicable, reasonably determines that Tenant has committed a Shared Facilities Default, Tenant shall be required to pay Landlord, The Alexandria Landlord or OAS Landlord, as applicable, a penalty within 5 days after notice from Landlord, The Alexandria Landlord or OAS Landlord, as applicable, of such Shared Facilities Default. The penalty payable by Tenant in connection with the first Shared Facilities Default shall be $200. The penalty payable shall increase by $50 for each subsequent Shared Facilities Default (for the avoidance of doubt, the penalty shall be $250 for the second Shared Facilities Default, shall be $300 for the third Shared Facilities Default, etc.). In addition to the foregoing, Tenant shall be responsible for reimbursing The Alexandria Landlord, OAS Landlord or Landlord, as applicable, for all costs expended by The Alexandria Landlord, OAS Landlord or Landlord, as applicable, in repairing any damage to the shared conference facilities, the Alexandria Amenities, the OAS Amenities, The Alexandria or One Alexandria Square caused by Tenant or any Tenant Related Party. The provisions of this Section 41(d) shall survive the expiration or earlier termination of this Lease.
(e)    Rules and Regulations. Tenant shall be solely responsible for paying for any and all ancillary services (e.g., audio visual equipment) provided to Tenant, all food services operators and any other third party vendors providing services to Tenant at The Alexandria or One Alexandria Square. Tenant shall use the Regional Amenities (including, without limitation, the shared conference facilities) in compliance with all applicable Legal Requirements and any rules and regulations imposed by The Alexandria Landlord, the OAS Landlord or Landlord from time to time and in a manner that will not interfere with the rights of other Users. The use of the Regional Amenities other than the shared conference facilities by employees of Tenant shall be in accordance with the terms and conditions of the standard licenses, indemnification and waiver agreement required by The Alexandria Landlord, the OAS Landlord or the operator of the applicable Regional Amenities to be executed by all persons wishing to use such Regional Amenities. Neither The Alexandria Landlord, the OAS Landlord nor Landlord (nor, if applicable, any other affiliate of Landlord) shall have any liability or obligation for the breach of any rules or regulations by other Users with respect to the Regional Amenities. Tenant shall not make any alterations, additions, or improvements of any kind to the shared conference facilities, the Regional Amenities, The Alexandria or One Alexandria Square.
Tenant acknowledges and agrees that The Alexandria Landlord and OAS Landlord shall have the right at any time and from time to time to reconfigure, relocate, modify or remove any of the Regional Amenities at The Alexandria and/or One Alexandria Square and/or to revise, expand or discontinue any of the services (if any) provided in connection with the Regional Amenities.
(f)    Waiver of Liability and Indemnification. Tenant warrants that it will use reasonable care to prevent damage to property and injury to persons while on The Alexandria and/or One Alexandria Square. Tenant waives any claims it or any Tenant Parties may have against any ARE Parties relating to, arising out of or in connection with the use by Tenant and/or any Tenant Parties of the Regional Amenities and any entry by Tenant and/or any Tenant Parties onto The Alexandria or One Alexandria Square, and Tenant releases and exculpates all ARE Parties from any liability relating to, arising out of or in connection with the Regional Amenities and any entry by Tenant and/or any Tenant Parties onto The Alexandria or One Alexandria Square except, in each case, to the extent caused by the willful misconduct or gross negligence of any ARE Party. Tenant hereby agrees to indemnify, defend, and hold harmless the ARE Parties from any claim of damage to property or injury to person relating to, arising out of or in connection with (i) the use of the Regional Amenities by Tenant or any Tenant Parties, and (ii) any entry by Tenant and/or any Tenant Parties onto The Alexandria or One Alexandria Square, except to the extent caused by the willful misconduct or negligence of any ARE Party. The provisions of this Section 41(f) shall survive the expiration or earlier termination of this Lease.
(g)    Insurance. As of the Commencement Date, Tenant shall cause The Alexandria Landlord to be named as an additional insured under the commercial general liability policy of insurance that Tenant is required to maintain pursuant to Section 17 of this Lease. As of the OAS Amenities Commencement Date, Tenant shall cause the OAS Landlord to be named as an additional insured(s) under the commercial general liability policy of insurance that Tenant is required to maintain pursuant to Section 17 of this Lease.
42.    Early Termination Right. Tenant shall have the right, subject to the provisions of this Section 42, to terminate this Lease (“Termination Right”) with respect to the entire Premises only on the last day of the 84th full calendar month after the Commencement Date (“Early Termination Date”), so long as (a) Tenant delivers to Landlord a written notice (“Termination Notice”), of its election to exercise its Termination Right no less than 9 months in advance of the Early Termination Date, and (b) concurrent with Tenant’s delivery of a Termination Notice to Landlord, Tenant delivers a termination payment to Landlord in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the “Termination Payment”). If Tenant timely and properly exercises the Termination Right by delivery of a Termination Notice and the Termination Payment to Landlord, then Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Early Termination Date and Tenant shall have no further obligations under this Lease after the Early Termination Date except for those accruing prior to the Early Termination Date and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease. For the avoidance of doubt, if Tenant elects to terminate the Lease pursuant to this Section 42, then, on or before the Early Termination Date, Tenant shall be required to pay to Landlord all remaining Additional Rent due for the balance of the Base Term pursuant to Section 4(b) (not including interest for any period following the Early Termination Date).
43.    Roof Equipment. Tenant shall have the right at its sole cost and expense, subject to compliance with all Legal Requirements, to install, maintain, and remove on the top of the roof of the Building one or more satellite dishes, communication antennae, or other equipment as Tenant may from time to time desire (collectively, the “Roof Equipment”) on the following terms and conditions:
(a)    Requirements. Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Roof Equipment, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Roof Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Roof Equipment. Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Roof Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Roof Equipment (A) may damage the structural integrity of the Building, (B) may void, terminate, or invalidate any applicable roof warranty, or (C) may reduce the leasable space in the Building.
(b)    No Damage to Roof. If installation of the Roof Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made only in the manner reasonably designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor reasonably designated by Landlord. If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Roof Equipment such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage. Landlord shall not charge Tenant Additional Rent for the installation and use of the Roof Equipment. If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Roof Equipment, Tenant shall pay such increase as Additional Rent within ten (10) days after receipt of a reasonably detailed invoice from Landlord. Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Roof Equipment. In no event whatsoever shall the installation, operation, maintenance, or removal of the Roof Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.
(c)    Protection. The installation, operation, and removal of the Roof Equipment shall be at Tenant’s sole risk. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Roof Equipment.
(d)    Removal. At the expiration or earlier termination of this Lease or the discontinuance of the use of the Roof Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Roof Equipment from the Building. Tenant shall leave the portion of the roof where the Roof Equipment was located in good order and repair, reasonable wear and tear excepted. If Tenant does not so remove the Roof Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Roof Equipment and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal. Tenant agrees that Landlord shall not be liable for any Roof Equipment or related property disposed of or removed by Landlord.
(e)    Access. Landlord grants to Tenant the right of ingress and egress on a 24 hour 7 day per week basis to install, operate, and maintain the Roof Equipment.
(f)    Appearance. If permissible by Legal Requirements, the Roof Equipment shall be painted the same color as the Building so as to render the Roof Equipment virtually invisible from ground level.
(g)    No Assignment. Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Roof Equipment or the use and operation thereof other than in connection with an assignment of this Lease.
44.    Miscellaneous.
(a)    Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.
(b)    Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.
(c)    Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. So long as Tenant is a “public company”, then the foregoing requirements of this Section 43(c) shall not apply.
(d)    Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.
(e)    Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
(f)    Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
(g)    Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
(h)    Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
(i)    Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.
(j)    OFAC. Tenant and all controlling owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
(k)    Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
(l)    Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.
(m)    No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.
(n)    Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.
(o)    Intentionally Omitted.
(p)    Discontinued Use. If, at any time following the Commencement Date, Tenant does not continuously operate its business in the Premises for a period of 180 consecutive days (not including any failure to operate resulting from a casualty, a Taking or a Force Majeure event that precludes Tenant’s operations in the entire Premises), Landlord may, but is not obligated to, elect to terminate this Lease upon 30 days’ written notice to Tenant, whereupon this Lease shall terminate 30 days’ after Landlord’s delivery of such written notice (“Termination Date”), and Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Termination Date and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease.
(q)    Nonrecurring Payments. If a time frame for the payment by Tenant of a nonrecurring charge, cost or expense payable by Tenant pursuant to this Lease is not set forth in this Lease, such nonrecurring charge, cost or expense shall be due within 30 days after Landlord’s delivery to Tenant of written demand therefor.
(r)    EV Charging Stations. Landlord shall not unreasonably withhold its consent to Tenant’s written request to install, at Tenant’s sole cost and expense, 1 or more electric vehicle car charging stations (“EV Stations”) in the parking area serving the Project; provided, however, that Tenant complies with all reasonable nondiscriminatory requirements, standards, rules and regulations which may be imposed by Landlord, at the time Landlord’s consent is granted, in connection with Tenant’s installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, the charge to Tenant of a reasonable monthly rental amount for the parking spaces used by Tenant for such EV Stations, Landlord’s designation of the location of Tenant’s EV Stations, and Tenant’s payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant’s EV Station(s). Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant’s parking rights at the Project.
(s)    California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord.
(t)    Counterparts. This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
(u)    Bridge Work. Landlord shall use reasonable good faith efforts to substantially complete the construction of the Bridge and related improvements (collectively, the “Bridge Work”) on or before the date that is 18 months after the Commencement Date (as such date may be delayed by Force Majeure or delays caused by Tenant, the “Target Bridge Completion Date”). Notwithstanding the foregoing, Tenant acknowledges that (i) Landlord does not currently have the governmental approvals necessary for the development and construction of the Bridge, and (ii) Landlord shall have no obligation to commence the design or construction of the Bridge prior to Landlord obtaining the governmental approvals (including, without, limitation, the building entitlements) necessary for the development of Bridge. If, despite Landlord’s good faith reasonable efforts, Landlord fails to substantially complete the Bridge Work on or before the Target Bridge Completion Date (as such date may be delayed by Force Majeure or delays caused by Tenant), then the initial Base Rent payable under this Lease shall be reduced by $3.00 per RSF of the Premises per year (prorated for any partial year) until the Bridge Work is substantially completed. As of the date of this Lease, Landlord contemplates that the Bridge Work will be consistent with the schematic attached hereto as Exhibit I.
Notwithstanding the foregoing, if, during Landlord’s performance of the Bridge Work, Tenant will not have access to at least 85% of their parking spaces, then Landlord, at Landlord’s cost, shall implement a parking efficiency program (such as valet parking, or off-site parking with shuttle access if more than a 5 minute walk from the Project) in order to address such shortage during Landlord’s performance of the Bridge Work.
Tenant acknowledges and agrees that the Bridge work may be performed after the Commencement Date, in which case Landlord will require access to portions of the Project (not including the Premises) in order to perform the Bridge Work. Landlord and its contractors and agents shall have the right to enter such portions of the Project (not including the Premises) to perform the Bridge Work and Tenant shall cooperate with Landlord, at no material cost to Tenant, in connection with the same. Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises during the performance of the Bridge Work. Landlord further agrees to use reasonable efforts to coordinate with Tenant to schedule the performance of any portion of the Bridge Work which would be reasonably likely to cause a material interference with Tenant’s business operations in the Premises. Tenant acknowledges that Landlord’s performance of the Bridge Work and related improvements may adversely affect Tenant’s use and occupancy of the Premises. Tenant further acknowledges that construction noise, vibrations and dust associated with normal construction activities in connection with construction of the Bridge and related improvements are to be expected during the performance of the Bridge Work. Tenant waives all claims against Landlord for rent abatement in connection with performance of the Bridge Work.
(v)    HazMat Storage Shed. Notwithstanding anything to the contrary contained in the Lease, commencing on the Commencement Date, Tenant shall have the exclusive right to use the existing Hazardous Materials storage shed located at the Project, for the storage of Tenant’s Hazardous Materials (not including flammable materials, which may in no event be stored in the HazMat Storage Shed). Tenant shall have all of the obligations under the Lease with respect to the HazMat Storage Shed as though the HazMat Storage Shed were part of the Premises, excluding the obligation to pay additional Base Rent and Operating Expenses. Tenant shall maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable Legal Requirements in connection with the use of the HazMat Storage Shed. Landlord shall have no obligation to make any repairs or other improvements to the HazMat Storage Shed and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the term as though the same were part of the Premises. Tenant shall not make any alterations, additions, or improvements to the HazMat Storage Shed of any kind whatsoever. Tenant shall, at Tenant’s sole cost and expense, surrender the HazMat Storage Shed at the expiration or earlier termination of the term of the Lease free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of the Lease. In accordance with and subject to the terms of Section 7 hereof, Landlord shall be responsible, at Landlord’s sole cost and expense and not as an Operating Expense, for the compliance of the HazMat Storage Shed with applicable Legal Requirements (including the ADA) as of the Commencement Date, but regardless of when such lack of compliance is discovered.
[Signatures are on the next page]
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.
TENANT:
MIRATI THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Vickie Reed
Vickie Reed
Its: SVP & CAO

LANDLORD:
ARE-SD REGION NO. 38, LLC,
a Delaware limited liability company
By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
    a Delaware limited partnership,
    managing member
By:    ARE-QRS CORP.,
        a Maryland corporation,
        general partner
By: /s/ Gary Dean
Gary Dean
Its: Senior Vice President – Real Estate Legal

EXHIBIT A TO LEASE
DESCRIPTION OF PREMISES

SPECTRUM V / 3545 CRAY COURT

10 JUNE 2020

GROUND LEVEL
revision 4 floor plan

PARKING AVAILABLE TO TENANT
LEGEND
INITIAL PREMISE
SUBSEQUENT PREMISE
INITIAL PREMISE STRUCTURED PARKING AREA

SPACE TABULATIONS

20	BENCHING
142	WORKSTATIONS
02	EXECUTIVE OFFICES
08	OFFICES
09	PHONE ROOMS
03	HUDDLE ROOMS
03	CONFERENCE ROOMS
02	COPY/COFFEE AREAS
02	BREAK ROOM

LEGEND

- BUILDING SUPPORT
- TENANT SUPPORT
- CIRCULATION
- LOBBY / RECEPTION
- CONFERENCE
- COLLABORATION
- BREAK ROOM
- OFFICE
- OFFICE SUPPORT
- OPEN OFFICE
- LAB
- LAB SUPPORT
- COLD ROOM

ALEXANDRIA. DGA

SPECTRUM V / 3545 CRAY COURT

10 JUNE 2020

MAIN LEVEL
revision 4 floor plan

SPACE TABULATIONS

76	WORKSTATIONS
17	OFFICES
03	PHONE ROOMS
01	HUDDLE ROOMS
07	CONFERENCE ROOMS
02	COPY/COFFEE AREAS
01	BREAK ROOM
01	KITCHENETTE

LEGEND

- BUILDING SUPPORT
- TENANT SUPPORT
- CIRCULATION
- LOBBY / RECEPTION
- CONFERENCE
- COLLABORATION
- BREAK ROOM
- OFFICE
- OFFICE SUPPORT
- OPEN OFFICE
- LAB
- LAB SUPPORT
- COLD ROOM
- CONTROL AREAS

LEGEND

- INITIAL PREMISE
- SUBSEQUENT PREMISE
- INITIAL PREMISE STRUCTURED PARKING AREA

ALEXANDRIA.

DGA

SPECTRUM V / 3545 CRAY COURT

10 JUNE 2020

UPPER LEVEL
revision 4 floor plan

OPEN TO BELOW
CIRCULATION
SERVICE

SPACE TABULATIONS

00	BENCHING
143	WORKSTATIONS
04	EXECUTIVE OFFICES
26	OFFICES
05	PHONE ROOMS
07	HUDDLE ROOMS
06	CONFERENCE ROOMS
04	COPY/COFFEE AREAS
01	BREAK ROOM

LEGEND

- BUILDING SUPPORT
- TENANT SUPPORT
- CIRCULATION
- LOBBY / RECEPTION
- CONFERENCE
- COLLABORATION
- BREAK ROOM
- OFFICE
- OFFICE SUPPORT
- OPEN OFFICE
- LAB
- LAB SUPPORT
- COLD ROOM

LEGEND

- INITIAL PREMISE
- SUBSEQUENT PREMISE
- INITIAL PREMISE STRUCTURED PARKING AREA

ALEXANDRIA. DGA

EXHIBIT B TO LEASE
DESCRIPTION OF PROJECT

EXHIBIT C TO LEASE
WORK LETTER
THIS WORK LETTER dated June 30, 2020 (this “Work Letter”) is made and entered into by and between ARE-SD REGION NO. 38, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated June 30, 2020 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
1.General Requirements.
(a)    Tenant’s Authorized Representative. Tenant designates Vickie Reed (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).
(b)    Landlord’s Authorized Representative. Landlord designates Michael D’Ambrosia and Christopher Clement (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.
(c)    Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) the general contractor and any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) Dowler Gruman Architects shall be the architect (the “TI Architect”) for the Tenant Improvements.
2.    Tenant Improvements.
(a)    Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Project of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below. The Tenant Improvement shall include, without limitation the following improvements as reflected on the Space Plans and/or the TI Specifications: (a) upgrading of the flooring, paint and lighting throughout the Tenant Improvement including the replacement of the light bulbs with LED fixtures, (b) upgrading the landscaping near the main entrance of the Building, (c) the construction/renovation of offices, conference rooms, second (2nd) floor (i.e., the top floor) kitchen and laboratory, and (d) expansion of an existing patio with additional hardscape and a covered 2-story volume. Other than Landlord’s Work (as defined in Section 3(a)) below, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy. The contemplated schedule of critical dates for the Tenant Improvements is attached hereto as Schedule 5 (the “Schedule”). Tenant shall have a right to have a representative present for all design and construction meetings relating to the Tenant Improvements and the Budget (as defined in Section 5(a)) for the Tenant Improvements.
(b)    Tenant’s Space Plans. The plan prepared by the TI Architect attached hereto as Schedule 1 (the “Space Plans”) and the basis of design and minimum required tenant improvement specifications for the Tenant Improvements attached hereto as Schedule 2 and, to the extent applicable, described on the Responsibility Matrix attached hereto as Schedule 4 (collectively, the “TI Specifications”) have been approved by both Landlord and Tenant. Landlord and Tenant further acknowledge and agree that any changes to the Space Plans or the TI Specifications requested by Tenant (as opposed to changes required in connection with Landlord’s Work outside of Tenant’s control) constitute a Change Request the cost of which changes shall be paid for out of the TI Fund (as defined in Section 5(e) below). Tenant shall be solely responsible for all costs incurred by Landlord to alter the Building as a result of such Tenant requested changes.
(c)    Schematic Drawings. Landlord shall cause the Architect, in line with time periods provided for on the Schedule to deliver to Tenant schematic drawings for the Tenant Improvements that are a logical extension of the Space Plans and the TI Specifications (the “Schematic Drawings”). Not more than 5 days thereafter, Tenant shall deliver to Landlord and the Architect the written objections, questions or comments of Tenant with regard to the applicable Schematic Drawings; provided, however, that Tenant may not disapprove any matter that is consistent with the applicable Space Plans without submitting a Change Request. Landlord shall cause the applicable Schematic Drawings to be revised to address such written comments and shall resubmit said drawings to Tenant for approval within 5 days thereafter. Such process shall continue until Landlord and Tenant have approved the applicable Schematic Drawings. The failure (other than as a result of Landlord’s failure to (i) deliver the Schematic Drawings within the time period provided above or (ii) timely respond to Tenant) to complete the Schematic Drawings for the Tenant Improvements in compliance with the Schedule shall constitute a Tenant Delay. Any disputes regarding the applicable Schematic Drawings shall be resolved in accordance with Section 2(f) hereof. Provided that the design reflected in the Schematic Drawings is consistent with the applicable Space Plans, Tenant shall approve such Schematic Drawings submitted by Architect, unless Tenant submits a Change Request.
(d)    Design Development Drawings. After Landlord and Tenant have approved the applicable Schematic Drawings, Landlord shall cause the Architect, in line with time periods provided for in the Schedule, to deliver to Tenant preliminary permit set plans and specifications for development of the Tenant Improvements (the “Design Development Drawings”). Tenant shall be solely responsible for ensuring that the applicable Design Development Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the Design Development Drawings to Landlord not later than 5 days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the applicable Schematic Drawings without submitting a Change Request. Landlord and the Architect shall consider all such comments in good faith and shall, within 5 days after receipt, notify Tenant how Landlord proposes to respond to such comments and Landlord will submit revised applicable Design Development Drawings reflecting Tenant’s comments and Landlord’s response to such comments; provided, however, that Landlord will not be required to consider any comments which are not consistent with the applicable Schematic Drawings unless Tenant submits a Change Request. The failure (other than as a result of Landlord’s failure to (i) deliver the applicable Design Development Drawings within the time period provided above or (ii) timely respond to Tenant) to complete the Design Development Drawings for the Design Development Drawings for the Tenant Improvements in compliance with the Schedule shall constitute a Tenant Delay. Any disputes regarding the applicable Design Development Drawings shall be resolved in accordance with Section 2(f) hereof. Provided that the design reflected in the applicable Design Development Drawings is consistent with the applicable Schematic Drawings, Tenant shall approve the Design Development Drawings submitted by Architect, unless Tenant submits a Change Request.
(e)    Working Drawings. Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Design Development Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the Design Development Drawings without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2(f) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the Design Development Drawings, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).
(f)    Approval and Completion. Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund, and (iii) Tenant’s decision will not adversely affect the base Building, structural components of the Building or any Building Systems (in which case Landlord shall make the final decision). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.
3.    Performance of Landlord’s Work.
(a)    Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean (i) the work of constructing the Tenant Improvements, (ii) the renovation of the base, shell and core of the Building consistent with the renderings and basis of design attached hereto as Schedule 3, and (iii) the renovation of the Project exterior to the Building also as shown on Schedule 3, including renovating the central plant and related site work reflected on Schedule 3, and, to the extent applicable, described on the Responsibility Matrix attached hereto as Schedule 4. Subject to the terms of the Lease, Landlord shall construct a bridge connection between the Building and either that certain building commonly known as Spectrum II or a to-be-constructed building to be known as Spectrum III, as reasonably determined by Landlord (the “Bridge”), which Bridge shall be constructed at Landlord’s sole cost and expense. Notwithstanding anything to the contrary contained herein, in no event shall construction of the Bridge (or failure to construct the Bridge) be considered part of the definition of Landlord’s Work including, without limitation, for purposes of determining Substantial Completion or Delivery of the Premises. As reflected in the Lease, Landlord’s Work shall be completed in two phases.
The references in the Responsibility Matrix attached hereto as Schedule 4 to (x) “Provided by Landlord at Landlord Cost” refers to work that will be paid for by Landlord, (y) “Provided by Tenant at Tenant’s Cost or Excess TI Allowance” refers to work that will be paid for out of the Additional Tenant Improvement Allowance or paid for out-of-pocket by Tenant, and (z) “Provided by Landlord as part Tenant Improvements” refers to work that will be paid for out of the TI Fund.
Tenant shall be solely responsible for ensuring that the design and specifications for Landlord’s Work are consistent with Tenant’s requirements. Landlord shall be responsible for obtaining all permits, approvals and entitlements necessary for Landlord’s Work, but shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to Tenant’s specific use of the Premises or Tenant’s business operations therein. This includes securing county approval of San Diego Regional Hazardous Material Questionnaire which Tenant shall be required to obtain.
(b)    Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.
(c)    Completion of Landlord’s Work. Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the TI Construction Drawings and the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises (and the completion of which punch list items will not materially interfere with Tenant’s use of the Premises) and with a certificate or temporary certificate of occupancy (or an equivalent approval having been issued) for the Premises permitting lawful occupancy of the Premises (but specifically excluding any permits, licenses or other governmental approvals required to be obtained in connection with Tenant’s operations in the Premises) (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.
(d)    Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected by Landlord, in its reasonable discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion.
(e)    Delivery of the Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Premises. Tenant’s taking possession and acceptance of the Premises, respectively, shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers) with respect to the Premises, (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements with respect to the Premises, or (iii) any claim that Landlord’s Work in the Premises was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant in the Premises, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period. If the contractor fails to remedy such Construction Defect within a reasonable time, Landlord shall use its reasonable efforts to remedy the Construction Defect within a reasonable period.
Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items. Landlord shall use reasonable efforts to complete, or cause to be completed, all punch list items, within 30 days after the Substantial Completion of each applicable phase of the Tenant Improvements, as applicable.
(f)    Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the Premises shall occur when Landlord’s Work has been Substantially Completed, except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):
(i)    Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder within 1 business day after written notice from Landlord;
(ii)    Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;
(iii)    Construction of any Change Requests;
(iv)    Tenant’s request for materials, finishes or installations requiring unusually long lead times;
(v)    Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;
(vi)    Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;
(vii)    Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below); or
(viii)    Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons which continues for 1 business day after written notice from Landlord.
If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay and such certified date shall be the date of Delivery.
4.    Changes. Any changes requested by Tenant to the Tenant Improvements shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.
(a)    Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.
(b)    Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.
5.    Costs.
(a)    Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Landlord shall obtain and submit to Tenant for approval (which approval shall not be unreasonably withheld, conditioned or delayed), a detailed breakdown by trade of the estimated costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements (the “Budget”). Notwithstanding anything to the contrary contained herein, if Tenant does not approve or disapprove the Budget within 10 days after Landlord’s delivery to Tenant of such initial Budget, Tenant shall be deemed to have approved such initial Budget. The Budget shall be based upon the TI Construction Drawings approved by Tenant and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 3% of the “hard” TI Costs for monitoring and inspecting the construction of the Tenant Improvements and Changes, which sum shall be payable from the TI Fund. If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements or Changes, for disbursement by Landlord as described in Section 5(d).
(b)    TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:
1.    a “Tenant Improvement Allowance” in the maximum amount of $215.00 per RSF in the Premises; and
2.    an “Additional Tenant Improvement Allowance” in the maximum amount of $35.00 per RSF in the Premises, which shall, to the extent used, result in Additional Rent as set forth in Section 4(b) of the Lease.
Tenant shall notify Landlord, on or before the date provided in the Schedule, how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion. The TI Allowance shall be disbursed in accordance with this Work Letter.
(c)    Miscellaneous Allowance. Landlord shall make available to Tenant an allowance of up to $3.00 per RSF of the Premises (the “Miscellaneous Allowance”) for the costs of Tenant’s cabling, Tenant’s signage, EV stations (the cost of which EV stations shall be allocated between Landlord and Tenant pursuant to the terms of Section 10 of the Lease) and the cost of other items reasonably acceptable to Landlord (“Acceptable Items”). Landlord shall reimburse Tenant for the actual reasonable cost of Acceptable Items within 30 days after Tenant’s delivery to Landlord of invoices and other evidence reasonably requested by Landlord reflecting the actual reasonable costs incurred by Tenant for such Acceptable Items. The Miscellaneous Allowance shall only be available for use by Tenant for costs incurred by Tenant for Acceptable Items during the period commencing on the execution date of the Lease through the date that is 90 days after the Subsequent Premises Commencement Date (such period, the “Miscellaneous Allowance Reimbursement Period”). Any portion of the Miscellaneous Allowance with respect to which Landlord has not received an invoice (and/or other evidence reasonably requested by Landlord) within 90 days after the Miscellaneous Allowance Reimbursement Period for costs incurred during the Miscellaneous Allowance Reimbursement Period shall be forfeited and shall not be available for use by Tenant.
(d)    Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the demolition of existing improvements required in connection with the construction of the Tenant Improvements, soft costs incurred or accrued in connection with the Tenant Improvements prior to the date of the Lease, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements (including, without limitation, the cost of utilities equitably attributable to Landlord’s construction of the Tenant Improvements in the Subsequent Premises for the period commencing on the Commencement Date through the day immediately preceding the Subsequent Premises Commencement Date), the cost of preparing the Space Plan and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, Landlord’s out-of-pocket expenses, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”). Notwithstanding anything to the contrary contained herein, except with respect to Acceptable Items as provided in Section 5(c) above, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.
(e)    Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. Any TI Costs in excess of the TI Allowance constitute “Excess TI Costs.” If at any time Excess TI Costs exceed the then-remaining TI Allowance and Excess TI Costs previously funded by Tenant, Tenant shall deposit with Landlord within 10 days after Landlord’s delivery of an invoice therefor, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current (previously unfunded) Excess TI Costs. If Tenant fails to timely deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Funds deposited by Tenant shall be the first disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for the sum of TI Costs and the cost of Minor Variations in excess of the TI Allowance. If upon completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.
6.    Tenant Access.
(a)    Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Premises (i) 60 days prior to the Commencement Date with respect to the Initial Premises and 60 days prior to the Subsequent Premises Commencement Date with respect to the Subsequent Premises to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.
(b)    No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.
(c)    No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.
7.    Miscellaneous.
(a)    Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.
(b)    Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
(c)    No Default Funding. In no event shall Landlord have any obligation to fund any portion of the TI Allowance or to perform any Landlord’s Work during any period that Tenant is in Default under the Lease.

Schedule 1

Space Plans

SPECTRUM V / 3545 CRAY COURT

10 JUNE 2020

GROUND LEVEL
revision 4 floor plan

PARKING AVAILABLE TO TENANT
LEGEND
INITIAL PREMISE
SUBSEQUENT PREMISE
INITIAL PREMISE STRUCTURED PARKING AREA

SPACE TABULATIONS

20	BENCHING
142	WORKSTATIONS
02	EXECUTIVE OFFICES
08	OFFICES
09	PHONE ROOMS
03	HUDDLE ROOMS
03	CONFERENCE ROOMS
02	COPY/COFFEE AREAS
02	BREAK ROOM

LEGEND

- BUILDING SUPPORT
- TENANT SUPPORT
- CIRCULATION
- LOBBY / RECEPTION
- CONFERENCE
- COLLABORATION
- BREAK ROOM
- OFFICE
- OFFICE SUPPORT
- OPEN OFFICE
- LAB
- LAB SUPPORT
- COLD ROOM

ALEXANDRIA.

DGA

Schedule 2

TI Specifications
The below is intended to convey what the Landlord is solely responsible for with respect to improving the Building. For avoidance of doubt, the Landlord will pay for all of the improvements as contemplated herein in addition to selecting and engaging the general contractor.

State and Local Code Compliance
Design and construction shall conform to all Federal, State and Local building codes and ordinances to include but not limited to the most current version of the following documents:
CA Mechanical Code
CA Plumbing Code
CA Building Code
CA Fire Code
Local Fire Department Regulations
National Fire Protection Association

ARCHITECTURAL

Interior Partitions	3-5/8” studs typical, gauge and spacing as required by code, and Type X, 5/8” drywall
Standard interior partitions penetrate ceiling grid 6”
Full height partitions to underside of structure where sound/security requirements occur. Restroom walls, conference rooms and private offices will have full height partitions to underside of structure with batt insulation within the wall cavity.
Fire rated assemblies, full height, tunnel and shaft wall construction per code
Backing required in any walls where casework, appliances, equipment or fixtures will be mounted
Coordinate with structural engineer to determine any specialty requirements for heavy loads
Smooth drywall finish to Level 4 with latex paint throughout office and lab space (Provide Level 5 finish at wall proposed WC locations and walls with dark accent paint.) Chemical storage and glass wash to be cleanable paint surfaces.

Glazing	Full height interior glazing at office fronts. Height 10’-0” unless existing condition prohibits.
Full height interior but glazed wall between lab and office to the greatest extent possible. Height 10’-0” unless existing condition prohibits.

Insulation	Batt insulation within wall cavity as required

Doors, Frames & Hardware
Offices/ General Use Areas
Interior conference and office assemblies to be 3’ x 8’ minimum wood doors with aluminum knockdown frames by Wilson Partitions or equivalent
Restroom doors to be 3’x8’ minimum solid wood core with aluminum knockdown frames by Wilson Partitions or equivalent
Lever style, heavy duty, satin aluminum hardware with components and ratings per code
Keying to be compatible with Landlord master system

Lab/ Lab Support/ Equipment/ Storage Areas
Door Assemblies are 3’ x 8’or 3’-6” x 8’ wood stained doors vision lites. Lever style, heavy duty, satin aluminum cylindrical passage lockset hardware
Include components and ratings as required by code
Keying to be compatible with Landlord’s master system

Ceiling System
Open Office
Exposed structure. Painted throughout including all exposed utilities and ducts.
Private Office Areas
Ceiling height to be 9’-6” unless existing condition prohibits
T-Bar suspension installation per code, utilize BERC clips in lieu of 2” wall angle
Armstrong XL 2’ x 2’, 15/16” exposed T-Grid, white
Armstrong 2’ x 2’ acoustic tile, Dune 1775NF with beveled tegular edge, white
Conference and Meeting Rooms
Drywall hard lid with acoustical ceiling or wall treatment

Lab Areas
Ceiling height to be 9’6” unless existing condition prohibits
Armstrong XL 2’ x 4’, 15/16” exposed T-grid, white
Armstrong or equivalent 2’ x 4’ vinyl clad, white

Lab Support/Equipment and Storage Areas
Armstrong XL 2’ x 4’, 15/16” exposed T-grid, white
Armstrong or equivalent 2’ x 4’ vinyl clad, white

Window Covering
MechoShade Systems or Equal roller shades up to height of proposed spandrel glass, manual controls

Cabinetry
Construction designation APA C-D plugged with exterior glue, 3/4” thick or 3/4” high-pressure particle board for break rooms, copy/work rooms and conference rooms
Solid surface countertops and splashes shall be constructed in accordance with WIC Manual of Millwork, “Custom” grade
Countertops at break area to be solid surface
Soft self-closing hinges with vertical, horizontal and depth adjustment
Adjustable shelf standards, full extension, heavy-duty drawer glides

Lab casework shall be fixed metal or plastic laminate with phenolic resin countertops Trespa or equal.

Floor Covering
Office and Admin Areas
Monterey or equal, overview multi-level loop pattern with 4” rubber base or finished and polished concrete, where applicable. Moisture barrier, as required
Lab/ Lab Support/ Equipment/ Storage Areas
Vinyl Composition Tile, Armstrong or equivalent, 12” x12” x 1/8” with 4” rubber coved base

Shipping/Receiving
Sealed concrete with 4” rubber base

Lobby Entry
Polished concrete or large format porcelain tile

Restrooms
Floors and wet walls to be finished with porcelain tile (60” AFF on wet walls), vinyl wall covering or epoxy paint above tile and on non-wet walls, solid surface or stone slab countertops with full coverage laminate aprons, privacy type plastic laminate toilet partitions 6” above floor finish, stainless steel Bobrick accessories, drywall ceilings with recessed lights and cove lighting above toilets, urinals and mirrors

Specialty Equipment
Environmentally controlled cold room with insulated raised floor.

FIRE PROTECTION

Fire Sprinkler	Spacing and number of heads to comply with recommendations of NFPA 13 for type of occupancy

Fire Extinguisher	Quantity required by code

Fire Alarm	All devices required by code

PLUMBING

All work shall be in strict conformance with the following codes & standards
CA Plumbing Code
CA Building Code
CA Fire Code
Local Fire Department Regulations
National Fire Protection Association

Principal Systems to be	Sanitary sewer drain, waste & vent - all spaces above ground level drain by gravity to the public sewer

Included in the Design    Compressed gasses (CA, VAC)
N2 horizontal floor distribution.
RO/DI loop to/from RO/DI point of connection at shaft riser.
Water systems ICW, IHW, DCW, and DHW
Localized instantaneous electric domestic hot water heaters serve lavatories and sinks
Condensate drain piping runs from the HVAC units to the nearest indirect waste receptor (max. 60” AFF) or janitor sink
All drain piping from HVAC equipment and plumbing equipment to nearest indirect waste receptor or janitor sink

Materials        Soil, waste and vent above ground: service-weight, no-hub cast-iron pipe and fittings.
Industrial waste and vent piping above ground to be plenum rated polypropylene DWV.
Water and condensate drain piping above ground: Type ‘L” hard-drawn copper type, ASTM B88, and wrought copper fittings, ANSI B1 6.22. All hot water supply piping shall be insulated per T-24 requirements.
Indirect drains: Type “M” copper fittings, ANSI B16.22, solder joint type. Insulate with Manville Micro-Lok 650AP
Specialty gas piping shall be type L copper, silver brazed
Deionized water: Schedule 40 polypropylene with socket fused joints

Plumbing Fixtures	Lab sink: 25 in. x 22 in. x 12 in. deep stainless steel sink
Emergency Shower/Eyewash: Water Saver Faucet Co. Model SSBF2150 or equivalent (no tempered water unless required by code)
Break room to have double compartment stainless steel sinks or scratch resistant composite Silgranit or equal.
Water closets: ADA compliant, handicap-height, vitreous china, wall mounted, floor outlet, low-flush toilet with flush valve
Urinal: ADA compliant, wall hung, vitreous china, low-flush urinal with flushometer
Lavatory: vitreous china, wall hung lavatory with a single temperature-metering faucet
Faucet: infra-red sensor control faucet on 120 v power
Service Sink: corner model, terrazzo mop service basin with vacuum breaker faucet

Drains	Floor Drains: Cast iron body floor drains with nickel bronze top, membrane clamp and adjustable collar
Floor Sinks: Cast iron body receptor with acid-resistant coated interior, bottom dome strainer, seepage flange and grate

HVAC

All work shall be in strict conformance with the following codes and standards
CA Mechanical Code
CA Plumbing Code
CA Building Code
CA Fire Code
Local Fire Department Regulations
National Fire Protection Association

Office Areas
Provide variable air volume terminals with hot water reheat coils. Office areas will be provided with 100% outside air from basement mounted air handlers. Each zone will have an independent thermostat connected to the building BMS.

Lab Areas
Basement mounted 100% OSA packaged unit air handlers with moisture eliminators and 95% efficient filtration. Temperature control by hot water reheat zones served by a hot water heating boiler equipped with a HW pump. Exhaust fans to be utility type roof mounted. Controls to be a DDC BMS system. Structural upgrades, as needed, to support weight of new equipment

Server/IT Room	Dedicated ductless split system

Environmental Design     The following criteria will be used for sizing the heating and cooling systems:
Conditions
Indoor Conditions for Air Conditioned Area:
Offices, Labs    72∞F dB ± 3∞F dB, No Humidity Control
Electrical, Telecom, Storage Typical of office space unless equipment requires a more specifically controlled environment

Ventilation Air         Outdoor air for ventilation per ASHRAE Standard 62-1989
For laboratory areas provide 100% outside air. The following minimum air change requirements are recommended:

1.	Lab Area 8 AC/Hr

Energy Use &         The Energy Efficiency Standard, Title 24, to be used to set the minimum
Conservation        performance requirements of the installation

Ceiling Registers    Ceiling diffusers with perforated face with frame style compatible with the type of
& Diffusers         ceiling used
            Surface mounted diffusers require gaskets to prevent leakage
Supply diffusers, Titus-PMC or equal.
Linear diffusers for all hard lid areas with exception of the vivarium. Specialty diffusers by area as required

Duct Work	Exposed rigid ductwork to be provided at open ceiling areas.
Supply ducts, return ducts, and exhaust ducts plenum chambers, housing, and panels fabricated from zinc-coated (galvanized) steel sheets conforming to the latest ASTM Specs A-525. Zinc-coating to be of the “Commercial” class
Ductwork shall be installed in strict accordance with the latest SMACNA guidelines and shall also adhere to the latest State and Federal seismic requirements
Install flexible ducts as needed at concealed areas only in a fully extended condition free of sags and kinks, using minimum length required for connection. Flexible duct suspended on 36” centers with a min 3/4” wide flat banding material where horizontal support is required. Joints and connections to be made in accordance with Underwriters Laboratories, Inc. Connect to rigid sheet metal with min 1/2” wide collar positively clamped and secured with screws or other approved fastening

Lab Equipment	(1) 8’ fume hood assumed per 1,000 SF of open lab area. Fume hoods plumbed with the following house utilities: Lab Vacuum, Compressed Air, Nitrogen. No cup sinks provided at fume hoods.
All other equipment, including non-ducted bio safety cabinets, to be provided by Tenant

ELECTRICAL

All work shall be in strict conformance with the following codes and standards
NFPA 70 National Electrical Code
NFPA 101 Life Safety Code
BOCA Building Codes
IES - Illuminating Engineering Society of North America

Distribution	Suite metering section and distribution from the main SDG&E electrical room.
.
Feeders shall be copper conductors (Type THHN or THW) routed in electro metallic tubing, (EMT), polyvinylchloride (PVC) conduit, or rigid galvanized steel (RGS) conduit. EMT shall be used in all indoor, concealed locations where the feeder is protected from damage or weather
Feeders shall be sized according to the singleline diagram in the construction documents
Feeders shall be rack-mounted in accessible ceiling spaces or routed below grade under the slab

Existing emergency generator provided.

1.	Conduit and Wire

a.	Branch circuits for all power circuits serving office and convenience outlets, control power, etc. to be nominally sized as 120V 20A

b.	Branch circuits for lighting circuits to be either 277V 20A unless specifically indicated otherwise

c.	All area branch circuit conductors to be copper and routed in metal conduit

d.	Branch circuiting to individual offices shall be (3) #12AWG (two ‘hot’ and one neutral) plus (1) #12 green ground wire forming a two dedicated 120V 20A 3- wire circuits

e.	Each office to include (3) duplex receptacles, and (1) ring and string location

f.
One large conference room and three small conference rooms to include (1) floor box each with conduit and ring and string run to Tenant-provided AV devices. All hands large conference room to include (2) floor boxes with conduit and ring and string to Tenant-provided devices

2. Electrical Devices

a.	Electrical devices including receptacles and switches shall be rated according to the load served

b.	Electrical devices shall be white Decora Style with white thermoplastic cover plates

c.	Cover plates for receptacles and junction boxes shall be labeled indicating the circuit and panelboard from which the device is fed

d.	All floor furniture feeds shall be flush type, no power poles to be installed
3. Lighting Systems

a.	Fixtures shall be suitable for the application including the ability to provide egress illumination where required

b.	Fixtures shall meet U.L. requirements and selection and placement of fixtures shall comply with ADA requirements

c.	All lighting fixtures shall operate at 277V unless specifically noted otherwise

d.	Lab and private offices to have direct/indirect pendant style fixtures or recessed direct/indirect light fixtures. Landlord reserves the right to determine use and location of either style of fixture

e.	Open office to receive lighting suitable for application

f.	Exit Lights – Lithonia LRP, Green on clear, 120/277, EL N
4. Lighting Control Systems

a.	Lighting control compliant with Title 24 requirements including over-ride control for automatically shutting the lights off at prescribed periods of time

b.	Control zones to include perimeter areas for daylit spaces, skylit areas, and interior areas
Telephone & Data

1.	MPOE room modifications are included in the Tenant Improvement scope of work. Provide (x2) 4” conduits from MPOE to tenant MDF for future tenant fiber.

2.
All telephone and data infrastructure, cabling and equipment not required by Code are excluded from the Tenant Improvement project scope of work. All efforts related to this scope, including payment, by Tenant

3.	In high-bay areas, access control and other cabling to be housed in appropriate trays

4.
Pathways through open office areas will be concealed in EMT and secured tight to underside of structure. Orient to parallel with flutes of decking above to avoid going under beams. Where possible avoid pathways that cross through open ceiling areas.

Access Control

1.	All access control infrastructure and equipment not required by Code is excluded from the Tenant Improvement scope of work. All efforts related to this scope, including payment, by Tenant

2.
Pathways through open office areas will be concealed in EMT and secured tight to underside of structure. Orient to parallel with flutes of decking above to avoid going under beams. Where possible avoid pathways that cross through open ceiling areas.

Security

1.	All security infrastructure and equipment not required by Code is excluded from the Tenant Improvement project scope of work. All efforts related to this scope, including payment, by Tenant

2.
Pathways through open office areas will be concealed in EMT and secured tight to underside of structure. Orient to parallel with flutes of decking above to avoid going under beams. Where possible avoid pathways that cross through open ceiling areas.

FURNITURE & EQUIPMENT

1.	Furniture and equipment not required by code is excluded from the Tenant Improvement scope of work. More specifically, this also assumes the Tenant will pay for its own audio visual equipment.

Schedule 3

Renderings, Basis of Design
Section 6    MECHANICAL, PLUMBING & PIPING

The mechanical systems to be provided for the project include air handling units and exhaust fans to meet laboratory conditioning and building ventilation needs. Chillers, heating hot water boilers, cooling towers, and pumps will provide central utilities to the building. Following is a summary of the preliminary mechanical design approach followed by a description of the mechanical and plumbing systems and equipment to be provided during the shell improvements. The following conditions were utilized to size all shell equipment.

6a. MECHANICAL SYSTEM PERFORMANCE AND DESIGN APPROACH

i.	TEMPERATURE AND HUMIDITY DESIGN DATA

a.	The temperature design criteria listed below are based on industry standards and ASHRAE recommendations for this type of facility and location.

b.	Exterior Design Conditions

i.	Project Area Data

Location:	San Diego, California
California Title 24 Climate Zone:	7
Latitude:	33.2
Elevation:	50 ft

c.	Exterior Design Temperatures

i.	General

1.
The following information is taken from ASHRAE climate data for San Diego, CA. External design conditions are based on ASHRAE Climate Data for San Diego, CA, 1.0% (an annual basis of approximately 45 hours) data for summer, 0.4% data for winter (an annual basis of 18 hours).

Summer	Design Temperature	Winter:	Design Temperature
Dry Bulb	87 ºF	Dry Bulb	39 ºF
Wet Bulb	71 ºF
Daily Range	10 ºF

d.	Interior Design Temperatures (Basis of Design)

Space	Temp (±F)	RH (%)
Laboratories	72±2	10-70% (not controlled)
Laboratory Support and Equipment Rooms	72±2	10-70% (not controlled)
Administration Areas, Private Offices, and Open Office Areas	72±2	35-65% (not controlled)
Conference / Meeting and Training Rooms	72±2	30-60% (not controlled)
Telecommunications Space	72±2	No requirements
Mechanical Spaces – Shell	80	No requirements
Electrical Rooms - Shell	85	No requirements
Note: Active humidity control will not be provided.

ii.	INTERNAL DESIGN LOAD DATA

a.	Lighting and Equipment Loads

i.
The internal loading for the spaces will be determined based on the electrical and process requirements of the equipment to be located in these spaces and/or will be based on the following load profiles for electrical and process heat loads:

Room Description	Heat Load
Office, Conference, and Administrative Support Areas
Lighting	1.2 watts per square foot
Equipment	1.5 watts per square foot
People	100 square feet per person

Corridor, and Building Storage Areas
Lighting	1.2 watts per square foot
Equipment	1.0 watts per square foot

Open Bench Laboratories – Tenant Requirements
Lighting	1.5 watts per square foot
Equipment	7 watts per square foot (TBD)

Laboratory Equipment Rooms
Lighting	1.5 watts per square foot
Equipment	10 watts per square foot (TBD)

Electrical Rooms
Lighting	1.0 watts per square foot
Transformers	3% of the rated kW

Mechanical Rooms
Lighting	1.0 watts per square foot
Equipment	0 watts per square foot

iii.	OCCUPANCY – ASHRAE Guidelines

a.	The number of occupants in each space will be based on the occupant density listed in the programming documents or Architectural floor plans.

b.	The occupancy heat rejection will be as follows:

Office Area/Seated at rest		Lab Area/Standing light work
Sensible	245 Btuh/person	Sensible	270 Btuh/person
Latent	155 Btuh/person	Latent	300 Btuh/person

iv.	ROOM PRESSURIZATION RELATIONSHIP (Tenant Requirement)

Space	Pressurization
Building	Positive to ambient
Laboratories	Negative to adjacent spaces
Lab Corridors	Positive to Laboratories
Offices	Neutral or positive to adjacent spaces
Cold Rooms	No requirements
Toilet Rooms	Negative to adjacent spaces

v.	ZONING

a.	All zoning will be developed by the tenant, the below is a general guideline utilized for sizing shell equipment.

b.	General

i.
All zoning shall be based on the load, design conditions and comfort requirements of the spaces. In general, the interior space shall be separated from the exterior spaces. Each independent cooling or heating load shall be treated as a separate zone.

c.	Criteria

i.	All spaces shall be laid out based on the following:

Space	Requirement
Open Offices	Interior: Maximum of 2000 ft2. Exterior: Maximum of 1500 ft2.
Executive Offices	Executive will be zoned separately.
Private Offices	Interior: Maximum of 1500 ft2. Exterior: Maximum of 500 ft2.
Conference Rooms	Separate thermal control.
Laboratories	Labs shall be zoned separately.
Equipment Rooms	Similar function Equipment rooms may be zoned together. Small or low load equipment rooms may be served by adjacent spaces.
Corridors & Toilet Rooms	Shall be served by adjacent spaces.

vi.	ROOM AIR FLOW RATES

a.	Minimum Ventilation Level: the minimum outside air ventilation rates for all occupied spaces based on the minimum code requirement shall be as follows:

Spaces	CFM per person
All Areas	20

b.	Toilet Rooms: The minimum exhaust air ventilation rates for all toilet rooms shall be based on the following requirements:

Spaces – Shell Design	Ventilation Rate
All Toilet Areas	2 CFM/FT2
Minimum	100 CFM per toilet

c.	Laboratories: Air changes shown are maximum available per shell design.

i.
Air handling systems supplying air to the Laboratories shall utilize 100% outside air to ensure adequate ventilation and dilution in the laboratories. The Air Change Rate per Hour (ACH) listed is the minimum that will be provided. The design airflow rated will be based on the calculated airflow to maintain space temperature while providing adequate make-up air for fume hoods.

Space	Outside Air	Clean Room Classification	ACH Minimum	Filtration Level
Laboratories	100%	Not Rated	8 (1)	95%
(1) Lab air change rate assumes (1) 8’ fume hood per 1000 SF.

d.	Private Office, Open Office and Administrative Areas

i.
Air handling systems supplying air to the Office Areas shall utilize the minimum required ventilation air in order to minimize the cooling and heating system requirements. The air in the Office Areas shall be recirculated.

Space	Outside Air	Filtration Level
Private Offices	The larger of 20 cfm/psn or 0.15 cfm/sq ft	65%
Open Offices	The larger of 20 cfm/psn or 0.15 cfm/sq ft	65%
Admin. Support Areas	The larger of 20 cfm/psn or 0.15 cfm/sq ft	65%

vii.	FUME HOOD PERFORMANCE CRITERIA

a.	Fume Hoods

i.	The fume hood airflow rates will be sized for an average 100 FPM face velocity measured over the entire face with a 18 inch sash height.

6b. MECHANICAL SYSTEMS DESCRIPTION – All equipment shown below will be provided as part of warm shell tenant improvements.

i.	SUPPLY AIR SYSTEMS

a.	General

i.	Smoke Detectors - Shell

1.
Smoke detectors shall be provided on all supply air systems over 2000 CFM. The smoke detector shall be located on the discharge side of the supply air unit and shall shut down the fan upon detection of smoke in the supply air duct via a hardwired interlock.

b.	Laboratory Areas – Air Handlers and Vertical ducting.

i.	Variable Volume Air Handling Unit with Hot Water Reheat (Laboratory)

1.	System Description

a.
The supply air system feeding the labs shall be VAV with zonal reheat. The air-handling unit will be designed as heating-cooling, single duct, re-heat type to provide 100% outside air. The units will operate 24 hours per day, 365 days per year.

b.	The units shall be provided to with smoke detectors which shall be installed by the mechanical contractor, wired by the electrical contractor and monitored by DDC control system.

c.	Redundancy: The air handling units will be provided with multiple supply fans/motors.

d.	Emergency power will not be required.

2.	Equipment and Materials Description

a.	Air Handler – Provided during shell design

Custom Air Handlers (2)
Unit Tag	Area Served	Air Flow (CFM)
AH-1 (1)	North	63,000
AH-2 (1)	South	37,000

(1)
Air handlers are scheduled for a future Tenant Improvement Phase. Air Handler sizing is based on 8 air changes for the entire suite. Labs requiring additional CFM will utilize future fan coils. Outside air shall be delivered from main air handler.

(2)	Final quantity of air handling units to be determined after conceptual floor plan is finalized.

i.
The supply fan will be plug type or backward inclined centrifugal type. A variable frequency drive shall be provided to control the supply air volume in response to a signal from the duct mounted static pressure sensor. The supply fan shall speed up to maintain a constant duct static pressure as the filters load. In addition, the air handling supply fan speed will be modulated as required by building load and fume hood demands.

ii.	The air handler shall be a custom factory-fabricated unit. The cabinet shall be constructed with 2” thick 1-1/2 pound density double walls.

iii.	The new air-handling units will consist of the following components:

o	Louver Intake.

o	Moisture eliminator.

o	30% efficient pre-filter bank.

o	95% efficient filter bank.

o	Heating hot water coil with copper fins and tubes.

o	Chilled water coil with copper fins and tubes. Chilled water coil to be upstream of heating coil for dehumidification.

o	Multiple supply air fans with VFD.

o	Smoke Detector hard wired to fan VFD for shutdown.

ii.	EXHAUST AIR SYSTEMS – Provided in shell design

a.	General Building Exhaust Air Systems

i.	Restroom, Toilet, Break Room, and Storage Room Exhaust

1.	System Description

a.
Centrifugal in-line exhaust fans shall be provided. They shall have a light duty backward incline fan wheel. It shall be installed on a factory furnished curb. The height shall be coordinated with the detailing of the roof.

b.	The exhaust fans shall have an integral backdraft damper and shall be AMCA certified in accordance with AMCA Standard 210.

2.	Exhaust Air Distribution System Type

a.	The exhaust air distribution system shall consist of low pressure rated for 1-inch w.g down to the exhaust registers.

3.	Equipment and Products Description

a.	Exhaust Fans

b.	Laboratory Exhaust Air Systems – Provided in shell design
i.    General

1.	Fume Hood Face Velocity

a.	All fume hoods shall be designed to have face velocity of 100 feet per minute.

b.	All future tenant fume hoods shall be provided with pressure independent venturi type VAV exhaust valves.

c.
Separate exhaust ducts shall extend through the roof into each chemical control zone. These ducts will be collected at the roof level to combine into a common exhaust duct or plenum, which feeds industrial grade centrifugal exhaust fans.

d.	The fume exhaust fan stacks for the combined fume and general exhaust fans will discharge at a minimum of 7 feet above the roof.

e.	The exhaust stack discharge velocity shall be a minimum of 3000 FPM.

f.	The exhaust system will operate 24 hours per day, 365 days per year.

2.	Exhaust Duct System Type

a.	Medium pressure/high velocity exhaust ductwork will be utilized between the exhaust air valve and the exhaust air plenum.

3.	Equipment and Products Description

a.	Exhaust Fan

Exhaust Fans
Unit Tag	Area Served	Air Flow (CFM)	External Static Pressure
EF-1 (1)	Labs	40,000	3.5
EF-2 (1)	Labs	40,000	3.5
EF-3 (1)	Labs	40,000	3.5

(1)	Final quantity of exhaust fans to be determined after conceptual

i.	The central exhaust system will consist of the following components.

o	Common exhaust plenum.

o	Isolation damper at each fan inlet (when the
exhaust sir system has multiple fans).

o	Constant volume centrifugal exhaust fans.

o	Exhaust stacks.

b.	Ductwork

i.	The fume hood exhaust air systems shall use PVC coated or stainless steel metal ductwork.

ii.    HEATING WATER SYSTEMS (EXISTING BOILERS TO REMAIN) – Provided in shell design

a.	System Description

i.
A central heating hot water system shall be provided with primary/secondary pumping. It shall be comprised of water tube Hydronic boilers with unit mounted primary pumps. Air separators, expansion tanks are existing to be reused if feasible. All associated heating hot water piping will be provided. The secondary pumps will be reused if determined to be in acceptable condition and appropriately sized.

b.	Heating Hot Water Piping Distribution System

i.
The heating hot water for shall be distributed throughout the building to heating coils and reheat coils by insulated pipe. Piping that is 2-1/2 inches or smaller shall be type L copper tubing. Piping that is three inches or larger shall be schedule 40 black steel.

c.	Equipment and Products Description

i.	Boilers

iii.	CHILLED WATER SYSTEM (VARIABLE VOLUME WATER COOLED) – Provided in shell design

a.	System Description

i.
One central, chilled water system will serve the building. It shall be comprised of two existing 450 ton water cooled chillers, one relocated 150 ton water cooled chiller. Variable volume primary pumping shall be provided. Air separators, expansion tanks are existing. All associated chilled piping will be provided. Mains shell be evaluated for reuse. The central plant is be located on grade.

b.	Equipment and Materials Description

i.	Chillers

Water Cooled Chiller
Unit Tag	Cooling Capacity (Tons)	Chilled Water Conditions
		EWT (˚F)	LWT (˚F)	GPM
CH-1 (R)	150	-	-	-
CH-2 (E)	450	-	-	-
CH-3 (E)	450	-	-	-
(E) Existing    (R) Relocated

ii.	Pumps

Pumps (Existing to Remain – TBD)
Unit Tag	Flow rate (GPM)	Pressure (Feet)	Type of Pump
P-	TBD	-	Base mounted end suction
P-	TBD	-	Base mounted end suction
P-	TBD	-	Base mounted end suction

iv.	TOWER WATER SYSTEM – Provided in shell design

a.	System Description

i.	One central cooling tower system installed in a central yard remote from the chillers will provide cooling water for the chillers condensers. Associated side stream filters and chemical treatment systems will be provided. Makeup water will first be softened to reduce dissolved solids reducing the amount of water consumption.

b.	Condenser Water Piping Distribution System

i.	The condenser water piping will be routed to the central plant.

c.	Equipment and Materials

i.	Cooling Towers (Existing to Remain)

ii.    Pumps (Existing to Remain)

PLUMBING
X

1.1	APPLICABLE CODES, GUIDELINES AND STANDARDS

1.2	THE LATEST EDITION OF APPROVED YEAR OF THE FOLLOWING CODES, DESIGN GUIDELINES AND CONSTRUCTION STANDARDS WILL GOVERN THE DESIGN OF THE MECHANICAL SYSTEMS (WET AND DRY) AND ASSOCIATED SUPPORT SYSTEMS.

1.2.1	All work shall be in strict conformance with the following codes & standards

o	CA Plumbing Code

o	CA Building Code

o	CA Fire Code

o	Local Fire Department Regulations

o	National Fire Protection Association

o	All other Authorities Having Jurisdiction

o
All water fixtures used in general office space including restrooms but not including Process Fixtures, shall exceed the minimum rating by 30% specified in the Energy Policy Act of 1992, in accordance with LEED calculations

o
Adhesives shall comply: VOC content shall be less than the current VOC content limits of SCAQMD Rule #1168, AND all sealants used as fillers must meet to exceed the requirements of the South Coast Air Quality Management District Regulation 8, Rule 51

2.1    PIPED UTILITIES – MATERIAL DESCRIPTION

2.2.1.	Domestic and Industrial cold water, hot water and hot water return.

A.
Type L hard-drawn copper and wrought copper fittings. Joints shall be lead-free solder. Below ground piping shall be type “K” copper with silver brazed joints. All hot water supply piping shall be insulated with 1 inch thick fiberglass insulation for sizes up to 2 ½ inch size, 1 ½ inch thick for above 2 ½ inch size.

2.2.2.	Sanitary Waste and Vent Systems.

A.	Below Grade: Solid-wall Schedule 40 PVC pipe, ASTM D 2665, drain, waste and vent piping with PVC socket fittings.

B.
Above Grade: No-hub cast iron pipe and fittings with stainless steel clamp and shield assemblies with elastomeric gaskets. Above ground exposed piping at building exterior and in finished areas shall be galvanized steel with threaded galvanized cast iron DWV fittings.

2.2.3.	Industrial Waste and Vent Systems.

A.
ASTM D4101 fire retardant polypropylene with DWV socket electro-fusion welded joints per ASTM D2657. Below ground piping and fittings shall be waste and vent piping system with heat fusion type joints.

2.2.4.	Natural Gas Piping Systems.

A.
For sizes 2 inches and smaller shall be Schedule 40 black steel with 300# WOG black banded malleable iron screwed fittings. For sizes 2 ½ inches and larger shall be Schedule 40 black steel pipe, ASTM A120, with standard tube-turn welded fittings. Piping and fittings exposed to weather shall be galvanized.

B.	Below grade: PE piping and fittings conforming to ASTM D2513. Socket fusion type. Factory fabricated fittings.

2.2.5	Roof/Storm Water Piping Systems:

A.	Below Grade: Solid-wall Schedule 40 PVC pipe, ASTM D 2665, drain, waste and vent piping with PVC socket fittings.

B.
Above Grade: No-hub cast iron pipe and fittings with stainless steel clamp and shield assemblies with elastomeric gaskets. Above ground exposed piping at building exterior and in finished areas shall be galvanized steel with threaded galvanized cast iron DWV fittings

2.2.6	Purified Water (De-ionized) Water Systems.

A.	Pigmented polypropylene piping and fittings with butt fusion welded joints. Valves shall be diaphragm type. Piping and fittings in return air plenums shall be 25/50 polyvinylidene fluoride (PVDF)..

2.2.7	Compressed Clean Dry Air.

A.	Oxygen grade cleaned and capped type L hard-drawn copper tubing and wrought copper fittings with nitrogen purged brazed joints. Below ground piping shall be type “K” copper

2.2.8	Laboratory Vacuum Air.

A.	Type L hard-drawn copper tubing with wrought copper fittings. Joint shall be lead free solder. Below ground piping shall be type “K” copper with silver brazed joints.

	Copper Type “L” Lead Free Solder fittings	Copper Type “L” Silver Brazed Fittings	Copper Type “M” Solder Joint Fittings	Cast Iron No-Hub	Schedule 40 PVC Solvent Cement	Polypropylen e Butt Fusion Welds	Schedule 40 Black Steel Piping
Domestic Water	X
Sanitary Waste				X (Above Grade)	X (Below Grade)
Clean Dry Air		X
Laboratory Vacuum Air		X
Industrial Water	X
Industrial Waste & Vent						X

2.3	PIPING/PLUMBING SYSTEMS DESCRIPTIONS

2.3.1	Domestic and Industrial Cold Water

A.	The existing domestic cold-water piping system shall be evaluated and determine the size and condition for future use.

B.	The entire existing piping system shall be purged and disinfected per AWWA C651 or AWWA C652.

C.	There will be one stub-out at the riser for future connection.

2.3.2	Domestic and Industrial Hot Water

A.	The existing domestic cold-water piping system shall be evaluated and determine the size and condition for future use.

B.	The entire existing piping system shall be purged and disinfected per AWWA C651 or AWWA C652.

C.	There will be one stub-out at the riser for future connection.

2.3.3	Sanitary and Industrial Waste and Vent Systems

A.
The existing underground sanitary and industrial waste systems will remain. The existing above ground sanitary and industrial waste systems shall be evaluated and determine the size and condition for future use.

B.	A sample port shall be provided outside the building for the industrial waste.

C.	The existing below ground equalization tank shall be capped abandoned in place.

2.3.4	Natural Gas System

A.	The existing natural gas piping system shall be evaluated and determine the size and condition for future use.

B.	The existing gas meter shall be relocated. Final location shall be approved by SDG&E.

C.	The main from the relocate gas meter to the mechanical yard shall be 5 psi service.

2.3.5	De-Ionized Water – Vertical Loop will be included in shell design

A.	The DI piping system shall be purged and disinfected.

2.3.6	Laboratory Vacuum

A.	The existing laboratory vacuum piping system will be removed and replaced.

B.	There will be one stub-out at the riser for future connection.

2.3.7	Laboratory Dry Compressed Air

A.
The existing laboratory compressed air piping system will be removed and replaced. The extent of the demolition of the existing system shall be based upon the number and capacity of laboratory vacuum utilizing equipment to be programmed for the facility as part of the TI scope of work.

B.	There will be one stub-out at the riser for future connection.

2.3.8	Roof/Storm Drain

A.	Existing roof drains and roof drain piping will remain in place.

B.	Storm drains serving new deck areas will be designed per 2016 CPC Chapter 11, with a rainfall rate of 1.5(in/hr).
C.    Roof/Storm drain system shall be sloped at 1%.

2.4	PLUMBING FIXTURES AND EQUIPMENT

2.4.1	Floor drain and floor sinks

A.	Floor drains and floor sink in mechanical rooms will remain in place.

2.4.2	Air Compressor, Laboratory Vacuum and De-Ionized Water Skid.

A.	Existing equipment including air compressor, laboratory vacuum. De-ionized water skid excluded and will be provided by tenant.

2.4.3	Domestic Hot Water

A.	The existing domestic hot water system will be removed and replaced with new domestic water heater and storage tank.

2.4.4	Industrial Hot Water

A.	The existing industrial hot water system will be removed and replaced with new industrial water heater and storage tank.

Schedule 4

Shell and Tenant Improvement Responsibility Matrix
The following table dictates how various Project expenses will be allocated per the Letter of Intent. Core & Shell as used herein refers to the structure, envelope, elevators, and egress stairs.

DESCRIPTION	ALLOCATION
	Provided by Landlord at Landlord’s Cost	Provided by Tenant at Tenant’s Cost or Excess TI Allowance	Provided by Landlord as part of Tenant Improvements
GENERAL
Building Core & Shell certified by the USGBC at no less than LEED Gold (N/A for existing building)	N/A
All available surface and structured parking stalls	X
Permits & Fees
Building Site, Core & Shell Permit & Fees	X
All Tenant Improvement Related Permits & Fees			X
SITEWORK
Sidewalks, curbs, landscaping and asphalt parking.	X
Tele/Data conduits to main point of entry (MPOE) for local exchange carrier (if service requested is not existing already)			X
Domestic sanitary sewer to the building with connection to street lateral	X
Lab waste sewer points of connection to sanitary sewer.			X
Restoration of existing exterior hazardous material storage shed(s)			X
Main site storm drain utilities	X
SDG&E primary electrical service to U/G pull section & meter main	X
SDG&E gas service to meter & pressure regulator.	X
Domestic water service with connection at the street lateral.	X
Fire Water service to hydrants and building riser with connection at the street lateral	X
Trash Enclosure and Concrete Pad with gate	X
Existing exterior loading area to remain	X
Depressed Service Yard existing to remain with overhead screening element.	X
Irrigation water & distribution lines and existing water feed to service yard (existing to remain)	X
Domestic water bibs on roof & site as deemed necessary by LL for maintenance and convenience.	X
Landlord may allow tenant to insert utility feeds in LL’s trench, if such accommodation is coordinated, approved by design team, utilities & LL and has no impact to the LL’s shell & core building schedule.
	X		X
LANDSCAPING
Site softscape including landscaping and irrigation service to include location, species and sizes of trees, shrubs and groundcovers.	X
Site hardscape including walkways, driveways, curbing, patios, and exterior lighting.	X
STRUCTURE
Structural steel and reinforced concrete decks with live load capacity of 100 psf	X
Concrete pads for base building equipment such as the main electrical meter, air handlers, exhaust fans, chillers, and pumps, etc.	X
Concrete pads in and on the structure for tenant specific building equipment			X
Shaft openings for base building utility risers.	X
Shaft openings for tenant utility risers in addition to base building			X
Miscellaneous metal items and/or concrete pads for base building equipment.	X
Miscellaneous metal items and/or concrete pads for Tenant equipment.			X
ROOFING
Class ‘A’ roofing system.	X
Roof penetrations for base building equipment & systems.	X
Roofing penetrations for Tenant equipment.			X
EXTERIOR
Closure aluminum break metal piece from the inside face of perimeter exterior windows to concrete slab.	X
Water-tight base building exterior, including waterproofing sub grade vertical walls and vapor barrier under the below grade slab.	X
Base building entrances.	X
Building mounted Tenant signage in accordance with City of San Diego rules and regulations.		X
Roof screen designed to obscure all rooftop equipment; design, material and location to be approved by LL (N/A within Prop D overlay)			N/A
COMMON AREAS
Main Level finished lobby.	X
Main Level lobby reception desk.		X
Main Level toilet rooms with tile floors and tile wet walls. Solid surface lavatory counters with integral sinks. Toilet room partitions and accessories shall be SS or similar upgraded finish.	X
Lower Level shower rooms shall utilize finishes similar to building toilet rooms.	X
Code required bicycle storage in subgrade space	X
Walls in exit stairways and Base Building utility rooms shall have a final paint finish.	X
Metal railings in all exit stairways.	X
Code required signage for all base building rooms.	X
Janitor’s closets in core areas.	X
Main Electrical Room and MPOE rooms.	X
Electrical closets in core areas.			X
IDF connected to MPOE.			X
Provide (x2) 4” conduits from MPOE to tenant MDF for future tenant fiber.			X
Common doors, frames & hardware at main entry, shell exit stairs, Loading Dock, Trash Enclosure (gates) Main Electric Room, MPOE Room, & Elevator Machine Room(s).	X
Tenant Premises interior doors, frames, and hardware. Including main entry door to suite.			X
Tenant Premises HVAC Rooms			X
ELEVATORS
One passenger elevators with 3,500 lb. capacity	X
One (1) 5,000 lb. capacity service elevator with 4’-6” wide by 8’ high door.	X
Upgraded elevator cab finishes above manufacturer’s standard.			X
WINDOW TREATMENT
Furnish and install Base Building window treatment, including blocking for window treatment. Window treatments are to be MechoShades or equal for all windows.			X
Window sills, as applicable			X
TENANT AREAS
Basement Vivarium and Mechanical Areas (N/A to current scope of project)		X
Basement System Engineering and Storage Areas			X
Basement Shipping and Receiving Areas			X
Drywall at inside face of exterior walls			X
Finishes at inside face of exterior walls			X
Finishes at inside face at Tenant side of core partitions			X
Toilet rooms within Tenant Premises			X
Electrical closets within Tenant Premises			X
Tenant Tel/data rooms			X
Tenant break or kitchen areas			X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, and buildout.			X
Wire shelving & chemical racking systems		X
Fixed casework.			X
Laboratory Equipment including, but not limited to biosafety cabinets, autoclaves, glasswashers, bioreactors, rackwashers & associated steam generators.		X
Chemical Fume Hoods, bench fume hood, lab casework.			X
Fixtures, Furniture, Equipment (FF&E) and Appliances. Appliances may include refrigerators, ice machines, microwaves, dishwashers, garbage disposals and other common items.		X
Built-in water drinking stations.			X
Shaft enclosures for base building systems’ risers.	X
Shaft enclosures for Tenant risers within allocated space in the main vertical Base Building shafts.			X
All interior code required signage for Tenant Premises.			X
All wayfinding signage and tenant specific signage for branding purposes.		X
FIRE PROTECTION
Control area fire proofing at underside of elevated decks. No fireproofing required at roof.	X
Fire service entrance including fire department connection, alarm valve, and flow protection.	X
Exit stair distribution piping and sprinkler heads.	X
Primary distribution adequate to support ordinary hazard	X
All lateral piping, drop heads, and related equipment within Tenant Premises.			X
Modification of sprinkler branch and main piping and head locations to suit Tenant layout & hazard index.			X
Specialized extinguishing systems beyond existing wet-pipe system and not deemed necessary by code.		X
Preaction dry-pipe systems that are not deemed necessary by code.		X
Fire extinguishers required per SS&C permit drawings.	X
Fire extinguisher cabinets at Tenant Premises.			X
PLUMBING
Domestic Water service with site backflow prevention to building entry.	X
Domestic water distribution within Tenant Premises including reduced pressure backflow preventer.			X
Core restroom plumbing fixtures compliant with accessibility requirements.	X
Tenant restroom plumbing fixtures compliant with accessibility requirements.			X
Water riser for lab use and reduced pressure backflow preventer.	X
Industrial hot water generation for Tenant use.			X
Industrial water distribution within Tenant Premises.			X
Roof storm drainage system.	X
Sanitary Waste and vent service for core areas.	X
Sanitary Waste and vent risers serving Tenant Premises.			X
Sanitary Waste and vent distribution serving Tenant Premises.			X
Lab waste and vent pipe risers	X
Lab waste and vent pipe distribution serving Tenant Premises.			X
Hot water generation for restroom.			X
Central lab air compressor (if in excess of pro rata share for existing air compressor on site)			X
Compressed air vertical pipe riser.	X
Compressed air pipe distribution in Tenant Premises for specific points of use.			X
Central lab vacuum system.			X
Vacuum vertical pipe riser.	X
Lab vacuum pipe distribution in Tenant Premises for specific points of use.			X
Piping required to support bulk tank, remote port filling assembly, remote port filling unit, and associated permit fees with setting tank and piping inspection.			X
3000L Micro Bulk Nitrogen Tank		X
Nitrogen vertical pipe riser and equipment pad for micro bulk tank.	X
Nitrogen pipe distribution in Tenant Premises for specific points of use.			X
Temperate water generator (N/A given local domestic water temperature)		X
Temperate water pipe risers (N/A given local domestic water temperature)		X
Temperate water pipe distribution in Tenant Premises. (N/A given local domestic water temperature)			X
RO/DI water generator		X
RO/DI water vertical pipe riser.	X
RO/DI water pipe distribution in Tenant Premises for specific points of use.			X
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above.		X
NATURAL GAS
Natural gas service, pressure regulator and meter sized for Tenant equipment.	X
Natural gas service for electric power generating equipment.			X
Natural gas service to Base Building boilers.	X		X
Natural gas pipe distribution to tenant program areas			X
HEATING, VENTILATION, AIR CONDITIONING
Central water-cooled chilled water plant. Chiller and Cooling Towers provided.	X
Chilled water pipe risers	X
Chilled water pipe distribution serving Tenant Premises.			X
Condenser water pipe distribution from Chiller to Cooling Tower	X
Central gas fired condensing boiler plant	X
House steam system (if required)		X
Heating Hot water pipe risers.	X
Heating Hot water pipe distribution within Tenant Premises.			X
4- pipe fan coil units within Tenant Premises.			X
4- pipe fan coil units within core areas.	X
Building Management System (BMS) for Base Building Infrastructure.	X
BMS (compatible with Landlord’s system) within Tenant Premises monitoring Tenant Infrastructure.			X
Air handling units.	X
Vertical supply air duct distribution.	X
Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.			X
Laboratory exhaust and fans (Located in mechanical well)	X
Vertical exhaust air duct risers.	X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises.			X
Restroom exhaust for restrooms within Tenant Premises.			X
Electric room ventilation system for main building electrical closets.	X
Electric room ventilation system for electrical closets within Tenant Premises.			X
Sound attenuation for Tenant equipment.			X
Additional/dedicated cooling for Tenant requirements.		X
ELECTRICAL
Uninterruptable Power System (UPS)		X
Electrical utility service to main meter section and house panel in main electrical room.	X
480/277v, main switchboard(s) after shell section			X
Existing standby power generators (if in excess of pro rata share for existing generator on site)			X
Existing automatic transfer switch for life safety loads on generator for base building loads.	X
Automatic transfer switch for Tenant emergency power.			X
Distribution within Tenant Premises for Tenant loads, as well as for base building critical systems			X
Lighting and power distribution for site lighting	X
Lighting and power distribution for Lobby & Restroom areas within core area.	X
Lighting and power distribution for Tenant Premises.			X
Shell area life safety emergency lighting/signage.	X
Tenant Premises life safety emergency lighting/signage.			X
Tenant panels, transformers, and distribution equipment			X
FIRE ALARM/SUPPRESSION
Base expandable fire alarm system at elevators & garage.	X
Building fire alarm system with devices in core areas.	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system.			X
Vertical fire riser.	X
NFPA compliant wet fire suppression system throughout tenant space.			X
Specialty dry suppression system for IDF or server rooms.		X
TELEPHONE/DATA
Underground local service provider conduit to MPOE room for copper and fiber optic service (if service requested is not existing already) Existing services include Spectrum, Century Link, and ACC/AT&T.
X
Tenant tele/data rooms.			X
Pathways from MPOE room directly into Tenant tele/data rooms			X
Tel/Data cabling from MPOE room to Tenant tele/data room			X
Fiber optic service for Tenant use		X
Tel/data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers.		X
Audio visual systems		X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed.		X
SECURITY
Building exterior entries equipped with electrified hardware to receive card reader device.	X
Card access readers at Building exterior entries.		X
Card access into or within tenant Premises on separate Tenant installed and managed system.		X
Video camera coverage of Tenant Premises on separate Tenant installed and managed system.		X
Manned security station in lobby		X

Schedule 5

Schedule of Critical Dates

Milestone	Completion Date Upper Level	Completion Date Main Level	Completion Date Ground Level
Test Fit	06.10.2020 (Followed by 2-day review and approval)
100% Design Development Package Complete
Tele-Data Design Complete (by Mirati)
AV Design Complete (by Mirati)
Security Design Complete (by Mirati)
Light Fixtures Complete for DPR buy-out (by Mirati)
Equipment List Complete (by Mirati) including Fume Hoods.
Bulk-tank on-site and TA permits pulled.
	07.27.2020 (Followed by 5-day review and approval)	09.07.2020 (Followed by 5-day review and approval)	07.27.2020 (Followed by 5-day review and approval)
City Submittal Complete (Submit for plan check)	08.03.2020 (Followed by 5-day review and approval)	09.25.2020 (Followed by 5-day review and approval)	08.26.2020 (Followed by 5-day review and approval)
Additional Tenant Improvement Allowance Notification to Landlord (by Mirati)	12.31.2020
Initial Premise Commencement	03.22.2021
Subsequent Premise Commencement	06.25.2021

Any processed construction changes at the request of the tenant to modify permits will constitute a Tenant Delay if it extends past original completion date.

*Review and approval dates are to be business days.

If any of the stages noted above (e.g., Space Plan, Schematics etc.) is not finalized and approved by Tenant and Landlord within the applicable 2, 5, 10, or 15-day period noted above after initial delivery to Tenant for review, then each day thereafter until applicable stage is finalized shall constitute Tenant Delay (unless the failure to complete such stage resulted from Landlord’s failure to provide a response within the required time period).

EXHIBIT D TO LEASE
ACKNOWLEDGMENT OF COMMENCEMENT DATE
This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this _____ day of ______________, ____, between ARE-SD REGION NO. 38, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Amended and Restated Lease dated May __, 2020 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is ______________, _____, and the termination date of the Base Term of the Lease shall be midnight on ______________, _____. In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.
IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.
TENANT:
MIRATI THERAPEUTICS, INC.,
a Delaware corporation

By:
Its:

LANDLORD:
ARE-SD REGION NO. 38, LLC,
a Delaware limited liability company
By:    ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
    a Delaware limited partnership,
    managing member
By:    ARE-QRS CORP.,
        a Maryland corporation,
        general partner
By:
Its:

EXHIBIT E TO LEASE
Rules and Regulations
1.    The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.
2.    Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.
3.    Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.
4.    Tenant shall not install or operate any steam or gas engine or boiler in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating and lighting is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.
5.    Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.
6.    Tenant shall maintain the Premises free from rodents, insects and other pests.
7.    Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.
8.    Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.
9.    Except as expressly permitted pursuant to the Lease, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.
10.    No auction, public or private, will be permitted on the Premises or the Project.
11.    The Premises shall not be used for lodging, sleeping or cooking (except that Tenant may use microwave ovens, toasters and coffee makers in the Premises for the benefit of Tenant’s employees and contractors in an area designated for such items, but only if the use thereof is at all times supervised by the individual using the same) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.
12.    Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.
13.    Tenant shall cause any vendors and other service providers hired by Tenant to perform services at the Premises or the Project with respect to Building Systems to maintain in effect workers’ compensation insurance as required by Legal Requirements and commercial general liability insurance with coverage amounts reasonably acceptable to Landlord.  Tenant shall cause such vendors and service providers to name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies and shall provide Landlord with certificates of insurance evidencing the required coverages (and showing Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies) prior to the applicable vendor or service provider providing any services to Tenant at the Project.

EXHIBIT F TO LEASE
TENANT’S PERSONAL PROPERTY
None.

EXHIBIT G TO LEASE
TENANT MAINTENANCE OBLIGATIONS

Maintenance Responsibilities	TENANT	ARE
Exterior / Site
Landscaping		✓
Pest control (exterior)		✓
Parking lot sweeping		✓
Project security (nightly rounds)		✓
Parking lot lighting		✓
Exterior monument and footpath lighting		✓
Landscape irrigation		✓
Exterior window washing		✓
Roof inspections		✓
Domestic backflow preventor certification - Industrial / Domestic		✓
Domestic backflow preventor certification - Fire		✓
Building Interior and Central Plant
Cold Rooms	✓
Autoclaves	✓
Glassware washers	✓
RO/DI laboratory water systems	✓
Laboratory gas distribution systems	✓
Emergency eyewash and shower stations	✓
Internal UPS units	✓
Elevators	✓
Elevator phone lines	✓
Fire extinguisher inspection / certification	✓
Fire sprinkler system	✓
Fire alarm system (and phone lines)	✓
Building HVAC equipment	✓
Smoke fire dampers	✓
Access controls	✓
CCTV	✓
Janitorial (In Premesis)	✓
I/R Testing of electrical systems		✓
Emergency Generator (inc. DEH and APCD Permits)	✓
Central Plant - chillers, boilers, cooling towers, pumps, etc.	✓
Water Treatment	✓
Building Management System (DDC)	✓
Tenant Equipment monitoring (Alarms to freezers, incubators, etc.)	✓

EXHIBIT H TO LEASE
BASE RENT SCHEDULE

Lease Month	Target Date	Rental Rate $/SF/Month	Initial Premises	Initial Base Rent	Initial Rent Abatement	Subsequent Premises	Subsequent Base Rent	Subsequent Rent Abatement	Total Premises	Total Base Rent	Total Rent Abatement	Total Base Rent Net of Abatement
Partial Month	3/22/2021	$5.25	54,505	$ 85,845.38	$ (85,845.38)	-	$ -	$ -	54,505	$ 85,845.38	$ (85,845.38)	$ -
Month 1	Apr-21	$5.25	54,505	$ 286,151.25	$ (286,151.25)	-	$ -	$ -	54,505	$ 286,151.25	$ (286,151.25)	$ -
Month 2	May-21	$5.25	54,505	$ 286,151.25	$ (286,151.25)	-	$ -	$ -	54,505	$ 286,151.25	$ (286,151.25)	$ -
Month 3	Jun-21	$5.25	54,505	$ 286,151.25	$ (286,151.25)	63,720	$ 66,906.00	$ (66,906.00)	118,225	$ 353,057.25	$ (353,057.25)	$ -
Month 4	Jul-21	$5.25	54,505	$ 286,151.25	$ (286,151.25)	63,720	$ 334,530.00	$ (334,530.00)	118,225	$ 620,681.25	$ (620,681.25)	$ -
Month 5	Aug-21	$5.25	54,505	$ 286,151.25	$ (286,151.25)	63,720	$ 334,530.00	$ (334,530.00)	118,225	$ 620,681.25	$ (620,681.25)	$ -
Month 6	Sep-21	$5.25	54,505	$ 286,151.25	$ (286,151.25)	63,720	$ 334,530.00	$ (334,530.00)	118,225	$ 620,681.25	$ (620,681.25)	$ -
Month 7	Oct-21	$5.25	54,505	$ 286,151.25	$ (286,151.25)	63,720	$ 334,530.00	$ (334,530.00)	118,225	$ 620,681.25	$ (620,681.25)	$ -
Month 8	Nov-21	$5.25	54,505	$ 286,151.25	$ (286,151.25)	63,720	$ 334,530.00	$ (334,530.00)	118,225	$ 620,681.25	$ (620,681.25)	$ -
Month 9	Dec-21	$5.25	54,505	$ 286,151.25	$ (286,151.25)	63,720	$ 334,530.00	$ (334,530.00)	118,225	$ 620,681.25	$ (620,681.25)	$ -
Month 10	Jan-22	$5.25	54,505	$ 286,151.25	$ (286,151.25)	63,720	$ 334,530.00	$ (334,530.00)	118,225	$ 620,681.25	$ (620,681.25)	$ -
Month 11	Feb-22	$5.25	54,505	$ 286,151.25	$ (286,151.25)	63,720	$ 334,530.00	$ (334,530.00)	118,225	$ 620,681.25	$ (620,681.25)	$ -
Month 12	Mar-22	$5.25	54,505	$ 286,151.25	$ (286,151.25)	63,720	$ 334,530.00	$ (334,530.00)	118,225	$ 620,681.25	$ (620,681.25)	$ -
Month 13	Apr-22	$5.41	54,505	$ 294,735.79	$ (294,735.79)	63,720	$ 344,565.90	$ (344,565.90)	118,225	$ 639,301.69	$ (639,301.69)	$ -
Month 14	May-22	$5.41	54,505	$ 294,735.79	$ (294,735.79)	63,720	$ 344,565.90	$ (344,565.90)	118,225	$ 639,301.69	$ (639,301.69)	$ -
Month 15	Jun-22	$5.41	54,505	$ 294,735.79	$ (294,735.79)	63,720	$ 344,565.90	$ (344,565.90)	118,225	$ 639,301.69	$ (639,301.69)	$ -
Month 16	Jul-22	$5.41	54,505	$ 294,735.79	$ (294,735.79)	63,720	$ 344,565.90	$ (344,565.90)	118,225	$ 639,301.69	$ (639,301.69)	$ -
Month 17	Aug-22	$5.41	54,505	$ 294,735.79	$ (206,315.05)	63,720	$ 344,565.90	$ (344,565.90)	118,225	$ 639,301.69	$ (550,880.95)	$ 88,420.74
Month 18	Sep-22	$5.41	54,505	$ 294,735.79	$ -	63,720	$ 344,565.90	$ (344,565.90)	118,225	$ 639,301.69	$ (344,565.90)	$ 294,735.79
Month 19	Oct-22	$5.41	54,505	$ 294,735.79	$ -	63,720	$ 344,565.90	$ (344,565.90)	118,225	$ 639,301.69	$ (344,565.90)	$ 294,735.79
Month 20	Nov-22	$5.41	54,505	$ 294,735.79	$ -	63,720	$ 344,565.90	$ (275,652.72)	118,225	$ 639,301.69	$ (275,652.72)	$ 363,648.97
Month 21	Dec-22	$5.41	54,505	$ 294,735.79	$ -	63,720	$ 344,565.90	$ -	118,225	$ 639,301.69	$ -	$ 639,301.69
Month 22	Jan-23	$5.41	54,505	$ 294,735.79	$ -	63,720	$ 344,565.90	$ -	118,225	$ 639,301.69	$ -	$ 639,301.69
Month 23	Feb-23	$5.41	54,505	$ 294,735.79	$ -	63,720	$ 344,565.90	$ -	118,225	$ 639,301.69	$ -	$ 639,301.69
Month 24	Mar-23	$5.41	54,505	$ 294,735.79	$ -	63,720	$ 344,565.90	$ -	118,225	$ 639,301.69	$ -	$ 639,301.69
Month 25	Apr-23	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 26	May-23	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 27	Jun-23	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 28	Jul-23	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 29	Aug-23	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 30	Sep-23	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 31	Oct-23	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 32	Nov-23	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 33	Dec-23	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 34	Jan-24	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 35	Feb-24	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 36	Mar-24	$5.57	54,505	$ 303,577.86	$ -	63,720	$ 354,902.88	$ -	118,225	$ 658,480.74	$ -	$ 658,480.74
Month 37	Apr-24	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 38	May-24	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 39	Jun-24	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 40	Jul-24	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 41	Aug-24	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 42	Sep-24	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 43	Oct-24	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 44	Nov-24	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 45	Dec-24	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 46	Jan-25	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 47	Feb-25	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 48	Mar-25	$5.74	54,505	$ 312,685.20	$ -	63,720	$ 365,549.96	$ -	118,225	$ 678,235.16	$ -	$ 678,235.16
Month 49	Apr-25	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22
Month 50	May-25	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22
Month 51	Jun-25	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22
Month 52	Jul-25	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22
Month 53	Aug-25	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22
Month 54	Sep-25	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22

Lease Month	Target Date	Rental Rate $/SF/Month	Initial Premises	Initial Base Rent	Initial Rent Abatement	Subsequent Premises	Subsequent Base Rent	Subsequent Rent Abatement	Total Premises	Total Base Rent	Total Rent Abatement	Total Base Rent Net of Abatement
Month 55	Oct-25	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22
Month 56	Nov-25	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22
Month 57	Dec-25	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22
Month 58	Jan-26	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22
Month 59	Feb-26	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22
Month 60	Mar-26	$5.91	54,505	$ 322,065.75	$ -	63,720	$ 376,516.46	$ -	118,225	$ 698,582.22	$ -	$ 698,582.22
Month 61	Apr-26	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 62	May-26	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 63	Jun-26	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 64	Jul-26	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 65	Aug-26	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 66	Sep-26	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 67	Oct-26	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 68	Nov-26	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 69	Dec-26	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 70	Jan-27	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 71	Feb-27	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 72	Mar-27	$6.09	54,505	$ 331,727.73	$ -	63,720	$ 387,811.96	$ -	118,225	$ 719,539.68	$ -	$ 719,539.68
Month 73	Apr-27	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 74	May-27	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 75	Jun-27	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 76	Jul-27	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 77	Aug-27	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 78	Sep-27	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 79	Oct-27	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 80	Nov-27	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 81	Dec-27	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 82	Jan-28	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 83	Feb-28	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 84	Mar-28	$6.27	54,505	$ 341,679.56	$ -	63,720	$ 399,446.31	$ -	118,225	$ 741,125.87	$ -	$ 741,125.87
Month 85	Apr-28	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 86	May-28	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 87	Jun-28	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 88	Jul-28	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 89	Aug-28	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 90	Sep-28	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 91	Oct-28	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 92	Nov-28	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 93	Dec-28	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 94	Jan-29	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 95	Feb-29	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 96	Mar-29	$6.46	54,505	$ 351,929.94	$ -	63,720	$ 411,429.70	$ -	118,225	$ 763,359.65	$ -	$ 763,359.65
Month 97	Apr-29	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 98	May-29	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 99	Jun-29	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 100	Jul-29	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 101	Aug-29	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 102	Sep-29	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 103	Oct-29	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 104	Nov-29	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 105	Dec-29	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 106	Jan-30	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 107	Feb-30	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 108	Mar-30	$6.65	54,505	$ 362,487.84	$ -	63,720	$ 423,772.60	$ -	118,225	$ 786,260.44	$ -	$ 786,260.44
Month 109	Apr-30	$6.85	54,505	$ 373,362.48	$ -	63,720	$ 436,485.77	$ -	118,225	$ 809,848.25	$ -	$ 809,848.25

EXHIBIT I TO LEASE
BRIDGE SCHEMATIC

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